                                                                     EXHIBIT 4.1

================================================================================



                            SERIES 2005-1 SUPPLEMENT


                                       to


                           SECOND AMENDED AND RESTATED
                         POOLING AND SERVICING AGREEMENT

                          Dated as of October 24, 2002

                                  by and among


                           FIRST NATIONAL FUNDING LLC,
                                   Transferor


                          FIRST NATIONAL BANK OF OMAHA,
                                    Servicer


                                       and


                              THE BANK OF NEW YORK,
                                     Trustee


                     First Bankcard Master Credit Card Trust
                           Series 2005-1 Certificates
          $541,500,000 (Maximum) Class A Variable Funding Certificates
                    $58,500,000 (Maximum) Collateral Interest


                          Dated as of October 17, 2005



================================================================================

                                TABLE OF CONTENTS

                                                                           Page




Section 1.    Definitions.....................................................1
Section 2.    Designation....................................................21
Section 3.    Delivery and Payment for the Class A Certificates..............21
Section 4.    Form of Delivery of Class A Certificates.......................21
Section 5.    Reassignment and Transfer Terms................................21
Section 6.    Article IV of the Agreement....................................22
         Section 4.01A. Rights of Certificateholders.........................22
         Section 4.03A. Collections and Allocations..........................23
         Section 4.03B. Determination of Monthly Interest....................26
         Section 4.04.  Application of Collections...........................27
         Section 4.05.  Investor Charge-Offs.................................30
         Section 4.06.  Reallocated Principal Collections....................30
         Section 4.07.  Excess Finance Charge Collections....................31
         Section 4.08.  Shared Principal Collections.........................31
         Section 4.09.  Certain Series Accounts..............................32
         Section 4.10.  Extension and Termination............................33
         Section 4.11.  Adjustments to Investor Interest.....................33
         Section 4.12.  Spread Account.......................................36
         Section 4.13.  Investment Instructions..............................38
         Section 4.14.  Investor Servicing Fee...............................38
         Section 4.15.  Fees, Increased Costs................................38
         Section 4.16.  Certificate Interest Rates...........................41
         Section 4.17.  Interchange..........................................42
         Section 4.18.  Foreign Accounts.....................................42
         Section 4.19.  Funding Account......................................42
         Section 4.20.  Taxes................................................44
Section 7.    Article V of the Agreement.....................................45
         Section 5.01.  Distributions........................................45
         Section 5.02.  Certificateholders' Statement........................46
Section 8.    Series 2005-1 Pay Out Events...................................47
Section 9.    Restrictions on Transfer.......................................49
Section 10.   Nonpetition....................................................50
Section 11.   Miscellaneous Provisions.......................................50

                                    EXHIBITS


EXHIBIT A     FORM OF CLASS A CERTIFICATE
EXHIBIT B     FORM OF MONTHLY PAYMENT INSTRUCTIONS AND NOTIFICATION TO TRUSTEE
EXHIBIT C     FORM OF MONTHLY REPORT TO CERTIFICATEHOLDERS
EXHIBIT D     FORM OF MONTHLY SERVICER'S CERTIFICATE
EXHIBIT E     FORM OF INVESTOR CERTIFICATION

                            SERIES 2005-1 SUPPLEMENT


THIS SERIES 2005-1 SUPPLEMENT, dated as of October 17, 2005 (this "Supplement"), by and among FIRST NATIONAL FUNDING LLC, a Nebraska limited liability company, as Transferor; FIRST NATIONAL BANK OF OMAHA, a national banking association, as Servicer, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee") under the Agreement referred to below.

Trustee, Transferor and Servicer have entered into the Second Amended and Restated Pooling and Servicing Agreement dated as of October 24, 2002 (as further amended from time to time and as supplemented by this Supplement, the "Agreement").

Section 6.09 of the Agreement provides, among other things, that Transferor and Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the delivery by Trustee to Transferor for the execution and redelivery to Trustee for authentication of one or more Series of Certificates.

Pursuant to this Supplement, Transferor and Trustee shall create a new Series of Investor Certificates and shall specify the Principal Terms thereof.

In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Supplement shall govern.

      SECTION 1. DEFINITIONS. All Article, Section or Subsection references herein shall mean Article, Section or Subsection of the Agreement, except as otherwise specified herein. All capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Agreement. Each capitalized term defined herein shall relate only to the Series 2005-1 Certificates and no other Series of Certificates issued by the Trust.

"Adjusted Amount" is defined in Section 4.11.

"Adjustment Date" is defined in Section 4.11.

"Affected Party" means any Series 2005-1 Certificateholder, any Participant, any Support Provider or any Funding Agent.

"Aggregate Investor Interest" means, as of any date of determination, the sum of the Investor Interests in all Series of Certificates.

"Aggregate Principal Balance" means, as of any time of determination, the sum of
(a) the Aggregate Principal Receivables and (b) the amount on deposit in the Excess Funding Account (exclusive of any Investment Earnings on such amount).

"Aggregate Principal Receivables" means, as of any date of determination, the total amount of Principal Receivables as of such date other than Discount Option Receivables and Receivables in Defaulted Accounts.

"Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction:

            (a) the numerator of which shall be equal to:

                  (i) for Principal Collections during the Revolving Period, and for Finance Charge Collections during the Revolving Period and the Controlled Amortization Period, and for Default Amounts at any time, the Average Investor Interest for the prior Monthly Period; or

                  (ii) for Finance Charge Collections during the Rapid
            Amortization Period and for Principal Collections during the Rapid Amortization Period and the Controlled Amortization Period, the Investor Interest at the end of the last day of the Revolving Period, or, with respect to Finance Charge Collections, if later, at the end of the last day of the Controlled Amortization Period;

      provided, however, that prior to the occurrence of a Pay Out Event, Transferor may, by written notice to Trustee, Servicer, the Funding Agent and each Rating Agency, reduce the numerator used for purposes of allocating Principal Collections and Finance Charge Collections to Series 2005-1 Certificates at any time if (x) the Rating Agency Condition shall have been satisfied with respect to such reduction and (y) Transferor shall have delivered to Trustee an Officer's Certificate to the effect that, based on the facts known to such officer at that time, in the reasonable belief of Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 2005-1 Certificates; and provided, further, that Transferor may designate that the numerator for Finance Charge Collections during the Rapid Amortization Period will be the Investor Interest at the end of the last day of the prior Monthly Period by notice to Servicer, the Funding Agent and Trustee, if the Rating Agency Condition has been met; and

            (b) the denominator of which shall be the greater of (x) the Aggregate Principal Balance determined as of the close of business on the last day of the prior Monthly Period and (y) the sum of the numerators used to calculate the allocation percentages for allocations with respect to Finance Charge Collections, Principal Collections or Default Amounts, as applicable, for all outstanding Note Series and all outstanding Series on such date of determination; provided, that if one or more Reset Dates occur in a Monthly Period, the denominator of the Allocation Percentage for the portion of the Monthly Period falling on and after such Reset Date and prior to any subsequent Reset Date will be recalculated for such period using amounts determined as of the close of business on the subject Reset Date.

"Alternate Base Rate" means, on any date, the Federal Funds Effective Rate plus 0.50% per annum; provided that after the occurrence and during the continuance of a Rate Trigger Event, the Alternate Base Rate shall be the Prime Rate plus 2.0% per annum.

"Amortization Period" means the period following the Revolving Period which shall be the Controlled Amortization Period or the Rapid Amortization Period.

"Applicable Margin" means, with respect to the calculation of a given interest rate, the number of basis points specified as the margin for such rate in the Fee Letter.

"Applicable Pass-Through Rate" means

(a) with respect to the Class A Certificates, (i) with respect to any Monthly Period during which the Class A Certificates are held for the benefit of a CP Vehicle only, the CP Rate for such CP Vehicle for such Monthly Period, (ii) with respect to any Monthly Period during which the Class A Certificates are held for the benefit of a CP Vehicle and the Support Providers, the weighted average of
(A) the CP Rate for such CP Vehicle for such Monthly Period (weighted on the basis of the average daily principal amount of such Class A Certificates held for the benefit of such CP Vehicle) and (B) the applicable Bank Rate (weighted on the basis of the average daily principal amount of such Class A Certificates held for the benefit of the Support Providers), (iii) with respect to any Monthly Period during which the Class A Certificates are held for the benefit of the Support Providers only, the applicable Bank Rate, plus (iv) in each case, the Class A Program Fee Rate, as set forth in the Fee Letter; and

(b) with respect to the Collateral Interest, the applicable Bank Rate, plus the CI Program Fee Rate, as set forth in the Fee Letter.

"Available Finance Charge Collections" means, for any Monthly Period, an amount equal to the sum of (a) the Investor Finance Charge Collections for such Monthly Period, plus (b) the Excess Finance Charge Collections from other Excess Allocation Series allocated to Series 2005-1 Certificates for such Monthly Period, plus (c) amounts on deposit in the Spread Account deposited into the Finance Charge Account on the related Transfer Date to be treated as Available Finance Charge Collections for such Transfer Date pursuant to subsections 4.12(c) or (g).

"Available Funding Account Amount" means, for any date of determination, an amount equal to the lesser of (a) the amount on deposit in the Funding Account (exclusive of Investment Earnings and before giving effect to any deposit to, or withdrawal from, the Funding Account made or to be made with respect to such date) and (b) the Designated Funding Account Amount, in each case on such date of determination.

"Available Principal Collections" means, for any Monthly Period, an amount equal to (a) the Investor Principal Collections for such Monthly Period, minus (b) the amount of Reallocated Principal Collections with respect to such Monthly Period which pursuant to Section 4.06 are required to be applied on the related Distribution Date, plus (c) any Excess Principal Collections allocated to Series 2005-1 pursuant to Section 4.08, plus (d) the aggregate amount to be treated as Available Principal Collections pursuant to subsections 4.04(a)(vi), (vii),
(viii) and (ix) for the related Distribution Date.

"Available Spread Account Amount" means, for any Transfer Date, an amount equal to the lesser of (a) the amount on deposit in the Spread Account (exclusive of Investment Earnings on such date and before giving effect to any deposit to, or withdrawal from, the Spread Account made or to be made with respect to such date) and (b) the Required Spread Account Amount, in each case on such Transfer Date.

"Average" means, with respect to any defined term and period, (a) the weighted average of such term based on the aggregate of the values for such term for each day during the applicable period, divided by (b) the number of days in such period.

"Bank Rate" means, for any Monthly Period, an interest rate per annum equal to the applicable LIBOR plus the Applicable Margin; provided, however, that the Bank Rate shall equal the Alternate Base Rate:

            (a) after the occurrence and during the continuance of a Rate Trigger Event or an event described in subsection 4.15(e) of this Supplement; or

            (b) during any Monthly Period with respect to any portion of the Series 2005-1 Certificates (i) held by the related Support Providers (in the case of the Class A Certificates) or the Collateral Interest Holder (in the case of the Collateral Interest) for less than the entire Monthly Period or (ii) as to which the Funding Agent did not receive notice or determine, by noon (New York City time) on the third Business Day preceding the first day of such Monthly Period, that such portion of the Series 2005-1 Certificates would be held by the related Support Providers (in the case of the Class A Certificates) or the Collateral Interest Holder (in the case of the Collateral Interest).

"Base Rate" means, for any Monthly Period, the annualized percentage equivalent of a fraction, (a) the numerator of which is equal to the sum of (i) the Monthly Interest and the Facility Fee for such Monthly Period, (ii) all amounts payable pursuant to subsection 4.15(c), plus any other amounts payable as part of the Senior Cost Amount for the Series 2005-1 Certificates for such Monthly Period, and (iii) the Investor Servicing Fee (calculated by assuming that Interchange equals or exceeds Servicer Interchange for such Monthly Period), each with respect to the related Distribution Date, and (b) the denominator of which is the Average Invested Amount for such Monthly Period.

"Benchmark Amount" means, for any Distribution Date,

(a) with respect to the Class A Certificates, the sum of (i) the Class A Facility Fee for the Related Monthly Period plus (ii) the greater of:

      (A) the product of (x) the sum of the applicable Bank Rate (calculated without giving effect to the proviso in the definition thereof), plus the Class A Program Fee Rate, (y) a fraction the numerator of which is the actual number of days in the Related Monthly Period and the denominator of which is 360, and (z) the Average Class A Invested Amount during the Related Monthly Period; and

      (B) the product of (x) the applicable CP Rate, plus the Class A Program Fee Rate, (y) a fraction the numerator of which is the actual number of days in the Related Monthly Period and the denominator of which is 360 and
      (z) the Average Class A Invested Amount during the Related Monthly Period;

and

(b) with respect to the Collateral Interest, the sum of (i) the CI Facility Fee for the Related Monthly Period, plus (ii) the product of (A) the applicable Bank Rate, plus the CI Program Fee Rate, (B) a fraction the numerator of which is the actual number of days in the Related Monthly Period and the denominator of which is 360 and (C) the Average Collateral Interest Invested Amount during the Related Monthly Period.

"Broken Funding Cost" means for any portion of the Investor Interest which: (i) has its principal reduced under Section 4.11 without compliance by the Transferor with the notice requirements hereunder or (ii) does not become subject to reduction following the delivery of any notice of reduction pursuant to Section 4.11(a) or (iii) is assigned to a Support Provider or terminated prior to the date on which it was originally scheduled to end: an amount equal to the excess, if any, of (A) the Monthly Interest that would have accrued during the remainder of the Monthly Periods or tranche periods for Commercial Paper determined by the Funding Agent to relate to such portion of the Investor Interest subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such reduction was designated to occur pursuant to the notice) if such reduction, assignment or termination had not occurred or such notice had not been delivered, over (B) the income, if any, actually received during the remainder of such period by the holder of such portion of the Investor Interest from investing the funds received or retained as a result of such event. All Broken Funding Costs shall be due and payable hereunder upon demand.

"Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois, Charlotte, North Carolina, Wilmington, Delaware or Omaha, Nebraska are authorized or obligated by law or executive order to be closed, The Depository Trust Company of New York is open for business and, if the applicable Business Day relates to any computation or payment to be made with respect to LIBOR, any day on which dealings and dollar deposits are carried on in the London interbank market.

"Cap Increase Event" shall mean the occurrence of any of the following: (a) at the option of the Funding Agent, any representation or warranty under a Transaction Document proves to have been materially incorrect when made and is not cured within thirty days (unless waived in writing by the Funding Agent) after receipt of notice thereof from a Funding Agent, (b) a Rate Trigger Event (whether occurring before or after the commencement of the Controlled Amortization Period), (c) an event described in Section 9.02(a) of the Agreement, (d) the transfer to a Successor Servicer of servicing rights under this Supplement, without the consent of the Funding Agent; (e) the notification by any Rating Agency that the purchase and continued ownership of Class A Certificates by a CP Vehicle would lead to a reduction or withdrawal of the rating of the commercial paper issued by such a CP Vehicle by such Rating Agency; (f) the Scheduled Payment Date; (g) a Change of Control, (h) entry of a judgment against Servicer or Transferor involving a liability of $20,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform), if such judgment is not vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof, (i) the reduction of the Invested Amount due to either Investor Charge-Offs or Reallocated Principal Collections, (j) a notice of lien is filed against Servicer under Section 412(n) of the Code or Section 302(f) of ERISA or (k) if FNBO is Servicer, the reduction of the long-term counterparty rating of Servicer below Ba1 by Moody's or below BB+ by Standard & Poor's or the withdrawal of the long-term counterparty rating of Servicer by either of such agencies.

"Certificate Purchase Agreement" means the Certificate Purchase Agreement dated as of October 17, 2005 among Transferor, Servicer, the CP Vehicles and JPMorgan Chase Bank, N.A., as APA Bank and as Funding Agent.

"Change of Control" means (a) (i) the acquisition by a Person or two or more Persons acting in concert, other than where such Person or two or more Persons, as the case may be, are members of the Lauritzen Group, of beneficial ownership of (directly or indirectly, by contract or otherwise), or (ii) the entering into a contract or arrangement by any Person or two or more Persons acting in concert, other than where such Person or two or more Persons, as the case may be, are members of the Lauritzen Group, that upon consummation, will result in its or their acquisition of (or control over), voting stock of First National of Nebraska, Inc. ("FNNI") (or any other securities convertible into such voting stock) representing 51% or more of the combined voting power of all voting stock of FNNI or (b) FNNI, directly or, with respect to RPA Seller or Transferor, indirectly through one or more subsidiaries, shall fail to own RPA Seller, Transferor or Servicer and have the right to vote 99% of the outstanding voting stock of RPA Seller, Transferor or Servicer, as the case may be, determined on a fully diluted basis after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of RPA Seller, Transferor or Servicer, as the case may be, that are convertible into or exercisable for voting stock of RPA Seller, Transferor or Servicer, as the case may be.

"CI Charge-Offs" has the meaning specified in subsection 4.05(b).

"CI Default Interest" has the meaning specified in subsection 4.03B(b).

"CI Facility Fee" means, with respect to any Monthly Period, the fee specified as such in the Fee Letter.

"CI Facility Fee Rate" means the rate per annum used to calculate the CI Facility Fee under the Fee Letter.

"CI Interest Shortfall" shall have the meaning specified in subsection 4.03B(b).

"CI Investor" shall have the meaning assigned in the Loan Agreement.

"CI Monthly Interest Payment" means the monthly interest distributable in respect of the Collateral Interest, as calculated in accordance with subsection 4.03B(b).

"CI Monthly Principal" means, for any Distribution Date with respect to an Amortization Period on or after the Distribution Date on which the Class A Invested Amount has been paid in full, an amount equal to the least of (a) Available Principal Collections (after application of such funds pursuant to Section 4.04(c)(i)), (b) for each Distribution Date with respect to the Controlled Amortization Period on or prior to the Scheduled Payment Date, the Controlled Distribution Amount plus any CI Monthly Principal for a prior Monthly Period not paid, and (c) the Collateral Interest on such Distribution Date.

"CI Program Fee" means, with respect to any Monthly Period, the fee specified as such in the Fee Letter.

"CI Program Fee Rate" means the rate per annum used to calculate the CI Program Fee under the Fee Letter.

"Class A Certificateholder" means the Person in whose name a Class A Certificate is registered in the Certificate Register.

"Class A Certificates" means any one of the Certificates authorized pursuant to
Section 2 of this Supplement executed by Transferor and authenticated by or on behalf of Trustee, substantially in the form of Exhibit A.

"Class A Charge-Offs" has the meaning specified in subsection 4.05(a).

"Class A Default Interest" has the meaning specified in subsection 4.03B(a).

"Class A Facility Fee" means, with respect to any Monthly Period, the fee specified as such in the Fee Letter.

"Class A Facility Fee Rate" means the rate per annum used to calculate the Class A Facility Fee under the Fee Letter.

"Class A Interest" means, on any date of determination, an amount equal to (a) $451,250,000, plus any increase and minus any decrease made in accordance with
Section 4.11, minus (b) the aggregate amount of Class A Monthly Principal payments made to the Class A Certificateholders on or prior to such date of determination, minus (c) the excess, if any, of the aggregate amount of Class A Charge-Offs over amounts reimbursed pursuant to subsection 4.04(a)(vii) prior to such date of determination; provided, however, that the Class A Interest may not be reduced below zero.

"Class A Interest Shortfall" shall have the meaning specified in subsection 4.03B(a).

"Class A Invested Amount" means, on any date of determination, an amount equal to (a) $451,250,000, plus any increase and minus any decrease made in accordance with Section 4.11, minus (b) the aggregate amount of Class A Monthly Principal payments made to the Class A Certificateholders on or prior to such date of determination, excluding any payment counted in clause (a).

"Class A Monthly Interest Payment" means the monthly interest distributable in respect of the Class A Certificates as calculated in accordance with subsection 4.03B(a).

"Class A Monthly Principal" means, for any Distribution Date with respect to an Amortization Period, an amount equal to the least of (a) Available Principal Collections for such Distribution Date, (b) for each such Distribution Date with respect to the Controlled Amortization Period on or prior to the Scheduled Payment Date, the Controlled Distribution Amount plus any Class A Monthly Principal for a prior Monthly Period not paid, and (c) the Class A Interest on such Distribution Date.

"Class A Program Fee" means, with respect to any Monthly Period, the fee specified as such in the Fee Letter.

"Class A Program Fee Rate" means the rate per annum used to calculate the Class A Program Fee under the Fee Letter.

"Class A Required Amount" means, for any Distribution Date, an amount equal to the excess of the amount described in subsection 4.04(a)(i) and (ii) over the Available Finance Charge Collections applied to pay such amount pursuant to subsection 4.04(a).

"Class A Scheduled Payment Date" means the twelfth Distribution Date after the commencement of the Controlled Amortization Period.

"Closing Date" means October 17, 2005.

"Collateral Certificate" has the meaning specified in the Indenture.

"Collateral Interest" means, on any date of determination, an amount equal to
(a) $48,750,000, plus any increase and minus any decrease made in accordance with Section 4.11, minus (b) the aggregate amount of CI Monthly Principal payments made to the Collateral Interest Holder on or prior to such date of determination (excluding any payment counted in clause (a)), minus (c) the excess, if any, of the aggregate amount of CI Charge-Offs over amounts reimbursed pursuant to Section 4.04(a)(viii), minus (d) the excess, if any, of the aggregate amount of Reallocated Principal Collections over the amounts reimbursed pursuant to Section 4.04(a)(ix); provided, however, that the Collateral Interest may not be reduced below zero.

"Collateral Interest Holder" means the entity so designated in the Loan
Agreement.

"Collateral Interest Invested Amount" means, on any date of determination, an amount equal to (a) $48,750,000, plus any increase and minus any decrease made in accordance with Section 4.11, minus (b) the aggregate amount of CI Monthly Principal payments made to the Collateral Interest Holder on or prior to such date of determination (excluding any payment counted in clause (a)).

"Commercial Paper" means the rated commercial paper issued by the CP Vehicle.

"Controlled Amortization Date" means the earliest of (a) October 1, 2010, or (b) such later date as is determined in accordance with Section 4.10, or (c) the first day of the month of the first full Monthly Period after the end of the Negotiation Period pursuant to Section 5.11 of the Certificate Purchase Agreement or Section 5.12 of the Loan Agreement, as applicable.

"Controlled Amortization Period" means, unless a Pay Out Event shall have occurred prior thereto, the period commencing at the opening of business on the Controlled Amortization Date and ending on the first to occur of (a) the commencement of the Rapid Amortization Period and (b) the Series Termination Date.

"Controlled Distribution Amount" means, for any Transfer Date with respect to the Controlled Amortization Period an amount equal to one-twelfth of the Invested Amount at the end of the Revolving Period; provided that upon an adjustment pursuant to Section 4.11(a), the Controlled Distribution Amount for any Monthly Period occurring in whole or in part after such date shall be adjusted to an amount equal to (a) the Invested Amount as adjusted on such Adjustment Date divided by (b) a number equal to twelve minus the number of complete Monthly Periods which have occurred from the Controlled Amortization Date to such Adjustment Date.

"CP Cost" means, for each day and each CP Vehicle, the sum of (i) discount or yield accrued on Pooled Commercial Paper of the CP Vehicle on such day, plus
(ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs or similar costs or expenses related to the prepayment of any interest held by the CP Vehicle pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Transferor shall request any increase in the Investor Interest during any period of time determined by the Funding Agent in its sole discretion to result in incrementally higher costs applicable to such increase, the portion of the Investor Interest associated with any such increase shall, during such period, be deemed to be funded by the CP Vehicle in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such portion of the Investor Interest.

"CP Rate" means, as to the Class A Certificates funded by a CP Vehicle through the issuance of Commercial Paper, the per annum rate equivalent to the CP Costs related to the issuance of Pooled Commercial Paper by the CP Vehicle; provided the CP Rate shall be the Alternate Base Rate after the occurrence and during the continuation of a Rate Trigger Event.

"CP Vehicle" means (a) in the singular form, any of Falcon Asset Securitization Corporation and its successors and assigns under the Certificate Purchase Agreement and Jupiter Securitization Corporation and its successors and assigns under the Certificate Purchase Agreement, and (b) in the plural form, Falcon Asset Securitization Corporation and its successors and assigns under the Certificate Purchase Agreement and Jupiter Securitization Corporation and its successors and assigns under the Certificate Purchase Agreement.

"Credit Agreement" means and includes any agreement entered into by any Credit Bank providing for the issuance of one or more letters of credit for the account of a CP Vehicle, the issuance of one or more surety bonds for which the CP Vehicle is obligated to reimburse the applicable Credit Bank for any drawings thereunder, the sale by the CP Vehicle to any Credit Bank of receivables or other financial assets purchased by the CP Vehicle (or portions thereof) and/or the making of loans and/or other extensions of credit to the CP Vehicle in connection with its commercial paper program, together with any cash collateral agreement, letter of credit, surety bond or other agreement or instrument executed and delivered in connection therewith (but excluding any Liquidity Agreement).

"Credit Bank" means and includes any financial institution or other Person (other than any customer of a CP Vehicle or any Liquidity Bank as such) (i) now or hereafter extending credit or a purchase commitment to or for the account of a CP Vehicle or issuing a letter of credit, surety bond or other instrument, in each case to support any obligations arising under or in connection with such CP Vehicle's commercial paper program and (ii) which has provided to Trustee a Certificate in the form of Exhibit E hereto if such Person is acquiring an interest in the Class A Certificates.

"Default Interest" means, for any Distribution Date, Class A Default Interest and CI Default Interest for such Distribution Date.

"Designated Funding Account Amount" means, for any date of determination, (a) if a notice of decrease has been given pursuant to Section 4.11 and the Adjustment Date has not yet occurred, the sum of (i) the total amount required to pay principal to Certificateholders in connection with such decrease and (ii) the amount, if any, payable to the Funding Agent, for the account of the CP Vehicles, the Support Providers and the CI Investor, pursuant to Section 4.11(a)(i) and Section 4.15(d)(i) in connection with the decrease, (b) if notice of increase has been given and the Adjustment Date has not yet occurred, the total amount required to fund the Spread Account to the required level in connection with such increase, plus, in either case, (c) such additional amounts as may be designated from time to time by Transferor, by notice given to Servicer and Trustee, in connection with a possible increase or decrease pursuant to Section 4.11 for which a notice has not yet been given.

"Dilution" means any downward adjustment made by Servicer in the amount of any Receivable (a) because of a rebate, refund, unauthorized charge, fraudulent or counterfeit charge or billing error to an Obligor, (b) because such Receivable was created in respect of merchandise which was refused or returned by an Obligor, (c) because of a credit pursuant to a debt cancellation or debt deferral program which is not recovered from Collections or from Insurance Proceeds or (d) for any other reason other than receiving Collections therefor or charging off such amount as uncollectible.

"Distribution Account" is defined in subsection 4.09(a).

"Distribution Date" means December 15, 2005 and the fifteenth day of each calendar month thereafter or, if such day is not a Business Day, the next succeeding Business Day.

"Enhancement" means the Collateral Interest.

"Enhancement Provider" means the Collateral Interest Holder.

"Event of Default" has the meaning specified in the Indenture.

"Excess Allocation Series" means each Series and Note Series designated in the related Supplement or Indenture Supplement to be included in Group One.

"Excess Servicing Fee" means, for each Distribution Date following a Servicer Default and the appointment of a Successor Servicer, an amount equal to one-twelfth of the product of the Investor Interest as of the last day of the preceding Monthly Period and the excess of the market rate servicing fee percentage determined by Trustee over the Series Servicing Fee Percentage plus, if Trustee is the Successor Servicer, an amount equal to the amount of the reduction to the applicable Investor Servicing Fee pursuant to the second proviso in Section 3.01 which is attributable to the fact that Interchange included in Collections of Finance Charge Receivables for the related Monthly Period is less than Servicer Interchange for such Monthly Period. Trustee may determine the market rate servicing fee percentage by soliciting three or more written bids from qualified successor servicers and averaging the rates offered in the bids.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Facility Fee" means, with respect to any Monthly Period, the Class A Facility Fee and the CI Facility Fee for such Monthly Period.

"Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Funding Agent from three federal funds brokers of recognized standing selected by it.

"Fee Letter" means the letter or letters dated as of the date hereof from Transferor addressed to the Funding Agent, as amended from time to time, with respect to fees for the Class A Certificates and the Collateral Interest, as applicable.

"Finance Charge Account" is defined in Section 4.09(a).

"Finance Charge Collections" means Collections of Finance Charge Receivables.

"Finance Charge Shortfall" has the meaning specified in Section 4.07.

"Fitch" means Fitch Ratings.

"FNBO" means First National Bank of Omaha, its successors and assigns.

"Foreign Account" means an Account, which as of the Cut Off Date (as defined in the Agreement or, with respect to Additional Accounts, as of the relevant Addition Date) was an Eligible Account, but subsequent to such date the Obligor of which has provided, as its most recent billing address, an address which is not located in the United States or its territories or possessions.

"Funding Account" is defined in Section 4.19.

"Funding Account Deficiency" means the excess, if any, of the Designated Funding Account Amount over the Available Funding Account Amount.

"Funding Agent" means JPMorgan Chase Bank, N.A., its successors and assigns, as funding agent for the Class A Certificateholders, the Collateral Interest Holder and the Support Providers, provided, however, that at all times there shall only be one Funding Agent.

"Governmental Authority" means (a) any person specified as such in the Agreement, and (b) for purposes of Section 4.15, the Financial Accounting Standards Board, the International Accounting Standards Board, any comparable entity setting accounting standards applicable to an Affected Party, or any successor to any of the foregoing.

"Group One" means Series 2005-1 and each other Excess Allocation Series.

"Increase Amount" is defined in Section 4.11(a).

"Indenture" means the Master Indenture, dated as of October 24, 2002, between First National Master Note Trust, as Issuer and The Bank of New York, as Indenture Trustee.

"Indenture Supplement" means any supplement to the Indenture.

"Indenture Transferor" means the party identified as the "Transferor" in the Indenture.

"Invested Amount" means, at any time, the sum of the Class A Invested Amount and the Collateral Interest Invested Amount.

"Investment Earnings" means, for any Distribution Date, all interest and earnings on Permitted Investments included in the Spread Account or the Funding Account, as applicable, (net of losses and investment expenses) during the period commencing on and including the Distribution Date immediately preceding such Distribution Date and ending on but excluding such Distribution Date.

"Investment Letter" has the meaning specified in the Loan Agreement.

"Investor Certificates" means the Class A Certificates and the Collateral Interest, Series 2005-1.

"Investor Charge Offs" means, collectively, the Class A Charge Offs and the Collateral Interest Charge Offs, as specified in Section 4.05.

"Investor Default Amount" means, as to any Monthly Period, an amount equal to the product of (a) the Default Amount for such Monthly Period and (b) the Allocation Percentage for such Monthly Period.

"Investor Finance Charge Collections" means, with respect to any Date of Processing, an amount equal to the sum of the product of (a) the Allocation Percentage for such Date of Processing and (b) Finance Charge Collections received on each such date and, with respect to any Monthly Period, the aggregate of such sums for each Date of Processing in such Monthly Period.

"Investor Interest" means, when used with respect to any date, an amount equal to the sum of (a) the Class A Interest and (b) the Collateral Interest as of such date.

"Investor Principal Collections" means, with respect to any Date of Processing, an amount equal to the product of (a) the Allocation Percentage for such day and
(b) Principal Collections received on such Date of Processing and, with respect to any Monthly Period, the aggregate of such sums for each Date of Processing in such Monthly Period.

"Investor Servicing Fee" has the meaning specified in Section 4.14.

"Lauritzen Group" means any of Bruce R. Lauritzen, Kimball Lauritzen, Elizabeth
D. Lauritzen, Lauritzen Corporation, or any "group" (within the meaning of
Section 13(d)(3) of the Exchange Act) "controlled, controlled by or under common control with" any of them or their "affiliates" or "associates" (as each of such terms are defined in Rule 12b-2 under the Exchange Act).

"LIBOR" means the rate per annum equal to (a) the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 1l:00 a.m. (London time) two Business Days prior to the first day of the relevant Monthly Period, and having a maturity equal to such Monthly Period, provided that, (i) if Reuters Screen FRBD is not available to the Funding Agent for any reason, the applicable LIBOR for the relevant Monthly Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Monthly Period, and having a maturity equal to such Monthly Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Funding Agent, the applicable LIBOR for the relevant Monthly Period shall instead be the rate determined by the Funding Agent to be the rate at which JPMorgan Chase Bank, N.A. offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Monthly Period, in the approximate amount to be funded at LIBOR and having a maturity equal to such Monthly Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Funding Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Monthly Period. LIBOR shall be rounded, if necessary, to the next higher 1/16 of 1%.

"Liquidity Adjustment" shall mean, in connection with any potential Liquidity Event, the replacement of the affected Support Provider by the applicable CP Vehicle and the Funding Agent with a commercial bank satisfactory to such CP Vehicle and the Funding Agent having a commercial paper or short-term deposit rating equal to or greater than that required by the rating agencies rating such CP Vehicle's Commercial Paper.

"Liquidity Agreement" means, with respect to a CP Vehicle, any agreement entered into by such CP Vehicle with a Liquidity Bank providing for the sale by such CP Vehicle of a Class A Certificate or any interest therein (or portion thereof), or the making of loans or other extensions of credit to such CP Vehicle secured by security interests in such Class A Certificate, or interest therein (or portion thereof), to support all or part of such CP Vehicle's payment obligations under its Commercial Paper or to provide an alternate means of funding such CP Vehicle's investments in accounts receivable or other financial assets arising out of or in connection with a Class A Certificate or under its Commercial Paper, in each case as amended, supplemented or otherwise modified from time to time.

"Liquidity Bank" means and includes each financial institution that is, or may become, party to a Liquidity Agreement, as purchaser or lender thereunder, and which has provided to the Trustee a Certificate in the form of Exhibit E hereto.

"Liquidity Event" shall mean, unless a Liquidity Adjustment with respect to the affected Support Provider is effected before such day, the earlier of (a) the day on which any portion of the commitment of any Support Provider under any Support Agreement shall be terminated or shall otherwise cease to be in full force and effect and (b) at the option of the Funding Agent, the forty-fifth day following the earliest date on which a Support Provider is downgraded to a level less than that required by the rating agencies rating the applicable CP Vehicle's Commercial Paper.

"Loan Agreement" means the Loan Agreement, dated as of the date hereof, among Trustee, Transferor, Servicer and the Collateral Interest Holder, as amended from time to time.

"Majority Certificateholders" means the Holders of more than 50% of the Class A Certificates and more than 50% of the Collateral Interest.

"Maximum Class A Interest" means (a) as of the Closing Date, $541,500,000 and
(b) thereafter, such lesser amount as shall be determined pursuant to subsection 4.11(b).

"Maximum Collateral Interest" means (a) as of the Closing Date, $58,500,000 and
(b) thereafter, such lesser amount as shall be determined pursuant to Section 4.11(b).

"Maximum Investor Interest" means (a) as of the Closing Date, $600,000,000 and
(b) thereafter, such lesser amount as shall be determined pursuant to subsection 4.11(b). The Maximum Investor Interest shall be allocated to the Class A Certificates and the Collateral Interest as described in Section 4.11(d).

"Monthly Interest" means, for any Distribution Date, the sum of the Class A Monthly Interest Payment and the CI Monthly Interest Payment for such Distribution Date.

"Monthly Period" has the meaning specified in the Agreement except that the first Monthly Period with respect to the Series 2005-1 Certificates shall begin on and include the Closing Date and end on November 30, 2005.

"Monthly Principal Reallocation Amount" means, for any Monthly Period, an amount equal to the lower of (i) the Class A Required Amount and (ii) the greater of
(A)(x) the product of (I) 9.75% and (II) the Investor Interest at the beginning of such Monthly Period (or, during an Amortization Period, the Investor Interest at the end of the last day of the Revolving Period, minus any reductions made pursuant to Section 4.11 after the end of the Revolving Period) minus (y) the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the related Monthly Period) and unreimbursed Reallocated Principal Collections (as of the previous Distribution Date) and (B) zero.

"Negotiation Period" has the meaning specified in the Loan Agreement or the Certificate Purchase Agreement, as applicable.

"Net Yield" means, with respect to any Monthly Period, Portfolio Yield with respect to such Monthly Period minus the Base Rate with respect to such Monthly Period.

"Note Series" means any series of notes issued pursuant to the Indenture and a related Indenture Supplement.

"Note Trust" has the meaning specified in the Indenture.

"Paired Series" means a Series that has been paired with Series 2005-1 (which Series may be prefunded or partially prefunded or may be a variable interest) such that a reduction of the Investor Interest results in (or permits) an increase of the collateral amount of the Paired Series.

"Participant" has the meaning specified in the Loan Agreement.

"Pooled Commercial Paper" means Commercial Paper notes of a CP Vehicle subject to any particular pooling arrangement by the CP Vehicle, but excluding Commercial Paper issued by the CP Vehicle of a tenor and in an amount specifically requested by any Person in connection with any agreement effected by the CP Vehicle.

"Portfolio Yield" means, for any Monthly Period, the annualized percentage equivalent of a fraction, (a) the numerator of which is equal to (i) the Available Finance Charge Collections (excluding any Excess Finance Charge Collections and any amounts withdrawn from the Spread Account, except that Excess Finance Charge Collections from other Series applied for the benefit of Series 2005-1 Certificates may be included with the prior written consent of the Funding Agent), minus (ii) the Investor Default Amount and the Uncovered Dilution Amount for such Monthly Period and (b) the denominator of which is the Average Investor Interest for such Monthly Period.

"Prime Rate" means the prime rate of interest announced by the Funding Agent from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Funding Agent).

"Principal Account" is defined in subsection 4.09(a).

"Principal Collections" means Collections of Principal Receivables.

"Principal Shortfall" has the meaning specified in Section 4.08.

"Private Holder" shall mean, without duplication (i) each holder of a right to receive interest or principal in respect of any direct or indirect interest in the Trust, including any financial instrument or contract the value of which is determined in whole or part by reference to the Trust (including by reference to the Trust's assets, income of the Trust or distributions made by the Trust), and each partner, beneficiary or shareholder of any such holder that is a partnership, grantor trust or S corporation, respectively, for federal income tax purposes, (ii) any other person that Transferor reasonably determines would be a partner with respect to the Trust for purposes of determining the number of partners in the Trust under U.S. Treasury Regulations Section 1.7704-1(h)(1)(ii) (including by reason of Section 1.7704-1(h)(3)), if the Trust were a partnership for federal income tax purposes, or (iii) any holder (and each partner, beneficiary or shareholder of any such holder that is a partnership, grantor trust or S corporation, respectively, for federal income tax purposes) of (A) the Transferor Interest or any interest therein, (B) the interest of Servicer,
(C) the Collateral Interest, and in each case any similar interests in the Trust represented by any other Class of any Series of Certificates, and any interest described in Section 12.01(b) of the Agreement; provided, however, that notwithstanding the foregoing, a Private Holder shall not include (x) the beneficial owner of any interest in the Trust with respect to which Trustee has received an Opinion of Counsel to the effect that such interest will be treated as debt for federal income tax purposes that is not convertible or exchangeable into an interest in the Trust or the Trust's income or equivalent value, (y) any beneficial owner of any interest in a Private Holder (including any partner of a partnership, beneficiary of a grantor trust, or shareholder of an S corporation, in each case for federal income tax purposes) with respect to which Trustee has received an Opinion of Counsel to the effect that such beneficial owner would not be treated as a partner in the Trust under U.S. Treasury Regulations Section 1.7704-1(h)(1)(ii) (including by reason of Section 1.7704-1(h)(3) thereof) if the Trust were a partnership for federal income tax purposes, or (z) any beneficial owner of any interest in a CI Investor or a Participant, provided that all representations made in the Investment Letter by such CI Investor or Participant are true. In no event will a Private Holder holding more than one direct or indirect interest in the Trust be treated as more than one Private Holder.

"Pro Rata Share" means (a) with respect to the Class A Interest, 90.25%, and (b) with respect to the Collateral Interest, 9.75%.

"QIB" means a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

"Quarterly Net Yield" means, for any Distribution Date, the average of the Net Yields for each of the three preceding Monthly Periods, and, for purposes of the December, 2005 and January, 2006 Distribution Dates, the Net Yields for August and September, 2005 shall be deemed to be 6.53% and 4.39%, respectively.

"Rapid Amortization Period" means the period commencing on the date on which a Trust Pay Out Event, a Series 2005-1 Pay Out Event or a Liquidity Event is deemed to occur and ending on the Series Termination Date.

"Rate Determination Date" means, for each Monthly Period, the second Business Day preceding such Monthly Period.

"Rate Trigger Event" means a Pay Out Event, an Event of Default or a Servicer Default.

"Rating Agency Condition" means, with respect to any action or condition, (a) when used in reference to all Series and Note Series, the notifications specified in the definition of "Rating Agency Condition" in the Agreement and
(b) when used with reference to the Series 2005-1 Certificates, that the Funding Agent shall have consented to in writing to such action or condition. The Series 2005-1 Certificates will not be rated on the Closing Date.

"Reallocated Principal Collections" means, for any Transfer Date, Investor Principal Collections applied in accordance with Section 4.06 in an amount not to exceed the Monthly Principal Reallocation Amount for the Related Monthly Period.

"Reassignment Amount" means, for any Transfer Date, after giving effect to any deposits and distributions otherwise to be made on the related Distribution Date, the sum of (a) the Invested Amount on the related Distribution Date, plus
(b) Monthly Interest for the related Distribution Date and any Monthly Interest previously due but not distributed to the Series 2005-1 Certificateholders, plus
(c) the amount of Default Interest, if any, for the related Distribution Date and any Default Interest previously due but not distributed to the Series 2005-1 Certificateholders on a prior Distribution Date, plus (d) the amounts due pursuant to Section 4.15 for the related Distribution Date and any amounts previously due under such section but not paid on a prior Distribution Date plus
(e) all other amounts payable by Transferor to the Funding Agent, the Series 2005-1 Certificateholders, the Support Providers or any other Person under or in connection with this Supplement, the Certificate Purchase Agreement, the Loan Agreement and the Fee Letter.

"Reduction Amount" is defined in Section 4.11(a)(v).

"Regulatory Change" means, as to any Affected Party, any change in (or the adoption, implementation, change in phase-in or commencement of effectiveness
of) (a) any federal, state or foreign law applicable to such Affected Party or
(b) any regulation, directive, requirement or request applicable to such Affected Party by any Governmental Authority or monetary, fiscal or other similar authority with jurisdiction over the Affected Party. Without limiting the foregoing, if the issuance of FASB Interpretation No. 46, or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of a CP Vehicle, the Trust or Transferor with the assets and liabilities of any Support Provider, such event shall constitute a Regulatory Change.

"Required Spread Account Amount" means, for any date of determination, the greater of (a) the product of (i) the Spread Account Percentage in effect on such date and (ii) the Invested Amount and (b) the applicable Spread Account Floor; provided, however, that the Required Spread Account Amount will not be reduced during the Controlled Amortization Period; and, provided, further, that after the occurrence of a Pay Out Event or a Cap Increase Event or the commencement of the Rapid Amortization Period, the Required Spread Account Amount shall be an amount equal to the Invested Amount.

"Reset Date" means:

            (a) each Addition Date and each "Addition Date" (as such term is defined in the Indenture), in each case relating to Additional Accounts;

            (b) each Removal Date and each "Removal Date" (as such term is defined in the Indenture) on which Principal Receivables are removed from the Trust;

            (c) each Adjustment Date and each other date on which there is an increase in the outstanding balance of any Note Series issued pursuant to the Indenture or any other Series issued pursuant to the Agreement; and

            (d) each date on which a new Series is issued by the Trust pursuant to the Agreement and each date on which a new Note Series is issued pursuant to Indenture.

"Revolving Period" means the period beginning on the Closing Date and ending at the close of business on the day immediately preceding the earlier of the day the Controlled Amortization Period commences or the day the Rapid Amortization Period commences.

"Scheduled Payment Date" means the twelfth Distribution Date after the commencement of the Controlled Amortization Period.

"Senior Cost Amount" means, with respect to any Transfer Date, (a) for the Class A Certificates (other than amounts included in Class A Monthly Principal and amounts already deposited to the Distribution Account pursuant to subsection 4.04(a)(i) for such Transfer Date) payable to an Affected Party with respect to the Class A Certificates under this Supplement or under any Fee Letter or the Certificate Purchase Agreement, to the extent that such amounts do not, in the aggregate, exceed one-twelfth of 0.50% of the Class A Interest and (b) for the Collateral Interest, amounts (other than amounts included in CI Monthly Principal and amounts already deposited to the Distribution Account pursuant to subsection 4.04(a)(iv) for such Transfer
Date) payable to an Affected Party with respect to the Collateral Interest under this Supplement or under any Fee Letter or the Loan Agreement, to the extent that such amounts do not, in the aggregate, exceed one-twelfth of 0.50% of the Collateral Interest.

"Series Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the numerator used in determining the Allocation Percentage for Finance Charge Collections for that Monthly Period and the denominator of which is the sum of the numerators used in determining the Allocation Percentage for Finance Charge Receivables for all outstanding Series and Note Series for such Monthly Period; provided that if one or more Reset Dates occur in a Monthly Period, the Series Allocation Percentage will be the percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of the numerators used in determining the Allocation Percentage for Finance Charge Collections for Series 2005-1 Certificates for each day during that Monthly Period divided by the total number of days in such Monthly Period and the denominator of which is an amount equal to the sum of the numerators used in determining the Allocation Percentages for Finance Charge Receivables for all outstanding Series and Note Series for each day during such Monthly Period divided by the total number of days in such Monthly Period.

"Series Servicing Fee Percentage" means 2.00% per annum.

"Series Termination Date" means the earliest to occur of (a) the date on which the Invested Amount is paid in full and (b) the Series 2005-1 Final Maturity Date.

"Series 2005-1" means the Series of the First Bankcard Master Credit Card Trust represented by the Class A Certificates and the Collateral Interest.

"Series 2005-1 Certificateholder" means the Holder of any Class A Certificate and the Collateral Interest Holder.

"Series 2005-1 Certificates" means the Class A Certificates and the Collateral Interest.

"Series 2005-1 Final Maturity Date" means the earliest to occur of (a) the Distribution Date following the Distribution Date on which the Series 2005-1 Certificates are paid in full, (b) the forty-first Distribution Date following the end of the Revolving Period and (c) the termination of the Trust.

"Series 2005-1 Pay Out Event" has the meaning specified in Section 8 of this Supplement.

"Servicer Interchange" means, with respect to any Monthly Period, an amount equal to one-twelfth of the product of (a) 1.50% and (b) the Investor Interest as of the last day of the preceding Monthly Period; provided, however, that Servicer Interchange for the December, 2005 Distribution Date shall be $937,500.

"Servicing Fee Required Amount" means, for any Distribution Date, an amount equal to the excess of the amount described in subsection 4.04(a)(ii) over the Available Finance Charge Collections applied to pay such amount pursuant to subsection 4.04(a).

"Spread Account" has the meaning specified in subsection 4.12(a).

"Spread Account Deficiency" means the excess, if any, of the Required Spread Account Amount over the Available Spread Account Amount.

"Spread Account Floor" means (a) on the Closing Date, an amount equal to $15,000,000, and (b) thereafter, an amount equal to the product of the then applicable Spread Account Percentage multiplied by the highest Invested Amount during the prior twelve (12) Monthly Periods.

"Spread Account Percentage" means, for any Distribution Date or the date of any increase under Section 4.11, the applicable percentage determined as follows:

-----------------------------------------------------------------------
            If the Quarterly Net Yield
           on such Distribution Date is
-----------------------------------------------------------------------
                                                      then the Spread
                                                          Account
    greater than                                      Percentage will
    or equal to:                  and less than:          equal:
-----------------------------------------------------------------------
               5.50%                  N/A                  0.50%
-----------------------------------------------------------------------
               5.25%                 5.50%                 0.75%
-----------------------------------------------------------------------
               5.00%                 5.25%                 1.00%
-----------------------------------------------------------------------
               4.75%                 5.00%                 2.00%
-----------------------------------------------------------------------
               4.50%                 4.75%                 2.50%
-----------------------------------------------------------------------
               4.00%                 4.50%                 3.00%
-----------------------------------------------------------------------
               3.50%                 4.00%                 4.00%
-----------------------------------------------------------------------
               3.00%                 3.50%                 5.25%
-----------------------------------------------------------------------
               2.00%                 3.00%                 6.25%
-----------------------------------------------------------------------
                N/A                  2.00%                 6.50%
-----------------------------------------------------------------------


The initial Spread Account Percentage shall be 3.00%. The Spread Account Percentage shall remain unchanged until (a) it is increased to a higher required percentage as specified above, or (b) the Distribution Date on which the Quarterly Net Yield has increased to a level above that for the then effective Spread Account Percentage on each of the three immediately preceding Distribution Dates (inclusive of the current Distribution Date), in which case the Spread Account Percentage shall be decreased to the next lowest percentage specified above.

"Support Agreement" means a Credit Agreement or a Liquidity Agreement.

"Support Provider" means a Credit Bank or a Liquidity Bank.

"Transaction Documents" means (a) each document designated as such in the Agreement, the Indenture, the Indenture Supplements for each Note Series and each Supplement for Certificates issued after the Closing Date), and (b) the Certificate Purchase Agreement, the Loan Agreement and the Fee Letter.

"Uncovered Dilution Amount" means, for any Distribution Date, an amount equal to the product of (a) the Series Allocation Percentage for the related Monthly Period times (b) the aggregate Dilutions occurring during the Monthly Period as to which any deposit is required to be made to the Excess Funding Account pursuant to Section 4.03(c) of the Agreement but has not been made; provided, that, if the Transferor Interest is greater than zero at the time such deposit is required to be made, the Uncovered Dilution Amount shall be deemed to be zero; provided, further, that if the Transferor Interest is zero at the time such deposit is required to be made, for purposes of calculating the Uncovered Dilution Amount, the amount in clause (b) shall be reduced by an amount equal to the amount by which the Transferor Interest has been reduced by the Dilutions referred to in clause (b).

Each capitalized term defined herein shall relate to the Series 2005-1 Certificates and no other Series of Certificates or Notes Series, unless the context otherwise requires. The interpretive rules specified in Section 1.02 of the Agreement also apply to this Supplement. If any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall be controlling. Except as otherwise noted, references to all outstanding Series and Note Series shall not be deemed to include the Collateral Certificate.

      SECTION 2. DESIGNATION. There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Supplement to be known generally as the "Series 2005-1 Certificates" which Series shall be included in Group One. The Series 2005-1 Certificates shall not be subordinated to any other Series. The Series 2005-1 Certificates shall not be a Paired Series. The Series 2005-1 Certificates shall include the "Series 2005-1 Class A Variable Funding Certificates" (the "Class A Certificates").

In addition, there is hereby created a second class of uncertificated interests in the Trust which, except as expressly provided herein, shall be deemed to be Investor Certificates for all purposes under the Agreement (except for the second clause (D) in Section 6.09(b)) and this Supplement, which shall be known as the "Collateral Interest, Series 2005-1" and which shall be subordinated to the Class A Certificates as provided herein. The Collateral Interest is Enhancement for the Class A Certificates, and the Collateral Interest Holder shall have the rights of an Enhancement Provider under (and shall be a third-party beneficiary of) the Agreement.

      SECTION 3. DELIVERY AND PAYMENT FOR THE CLASS A CERTIFICATES. Transferor shall execute and deliver the Class A Certificates to Trustee for authentication in accordance with Section 6.01 of the Agreement. Trustee shall deliver the Class A Certificates, authenticated in accordance with Section 6.02 of the Agreement, when the purchase price for the Class A Certificates has been paid, and in accordance with Section 6.09 of the Agreement.

      SECTION 4. FORM OF DELIVERY OF CLASS A CERTIFICATES. Class A Certificates shall be physically delivered as Registered Certificates and shall not be Book-Entry Certificates.

      SECTION 5. REASSIGNMENT AND TRANSFER TERMS.

(a) Servicer may, but shall not be obligated to, cause a final distribution to be made in respect of the Series 2005-1 Certificates on any Distribution Date on which the Investor Interest has been reduced to 10% or less of the Maximum Investor Interest by depositing the Reassignment Amount in accordance with the requirements of Section 12.02 of the Agreement. This option shall not be exercisable if the Reassignment Amount exceeds the lesser of the estimated fair value, or the par value plus accrued interest, of the undivided ownership interest in the Receivables in Eligible Accounts represented by the Series 2005-1 Certificates. To the extent permitted by FAS 140, Servicer's rights under this Section may be exercised by any of its Affiliates, which may include Transferor.

(b) Servicer shall give Trustee at least thirty (30) days' prior written notice of the date on which Servicer intends to cause such final distribution. Not later than 12:00 noon, New York City time, on such day Transferor shall deposit into the Finance Charge Account and Principal Account, as applicable, in immediately available funds, the Reassignment Amount. Such option is subject to payment in full of the Reassignment Amount. Following such deposit into the Finance Charge Account and Principal Account in accordance with the foregoing, the Investor Interest shall be reduced to zero, and the Series 2005-1 Certificateholders shall have no further ownership interest in the Receivables. The Reassignment Amount shall be distributed as set forth in subsection (d) below.

(c) The amount to be paid by Transferor with respect to Series 2005-1 in connection with a reassignment of Receivables to Transferor pursuant to Section 2.04(e) of the Pooling and Servicing Agreement shall equal the Reassignment Amount for the Distribution Date related to the reassignment.

(d) With respect to the Reassignment Amount deposited into the Finance Charge Account and Principal Account pursuant to this Section 6, Trustee shall, in accordance with the written direction of Servicer, not later than 12:00 noon, New York City time, on the related Distribution Date, make distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) (x) the Class A Invested Amount on such Distribution Date will be distributed to the Funding Agent for distribution to the Class A Certificateholders and (y) an amount equal to the sum of (A) Class A Monthly Interest Payment and the Class A Facility Fee for such Distribution Date, (B) any Class A Interest Shortfalls not yet paid and (C) the amount of Class A Default Interest, if any, for such Distribution Date and any Class A Default Interest previously due but not yet distributed, will be distributed to the Funding Agent for distribution to the Class A Certificateholders, (ii) (x) the Collateral Interest Invested Amount on such Distribution Date will be distributed to the Funding Agent for distribution to the Collateral Interest Holder and (y) an amount equal to the sum of (A) CI Monthly Interest Payment and the CI Facility Fee for such Distribution Date, (B) any CI Interest Shortfalls not yet paid and (C) the amount of CI Default Interest, if any, for such Distribution Date and any CI Default Interest previously due but not yet distributed, will be distributed to the Funding Agent for distribution to the Collateral Interest Holder, (iii) all other amounts payable by Transferor to the Funding Agent, the Series 2005-1 Certificateholders, the Support Providers or any other Person under or in connection with this Supplement, the Certificate Purchase Agreement, the Loan Agreement and the Fee Letter shall be paid pursuant to the applicable Agreement, and (iv) any excess, if any, shall be released to Transferor.

      SECTION 6. ARTICLE IV OF THE AGREEMENT. For purposes of Series 2005-1 only, Article IV of the Agreement is amended to add the following sections:

"SECTION 4.01A. RIGHTS OF CERTIFICATEHOLDERS. The Investor Certificates shall represent undivided interests in the Trust, consisting of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates at the time and in the amounts specified in this Agreement, (a) the Investor Principal Collections and Investor Finance Charge Collections with respect to the Receivables and (b) funds on deposit in the Collection Account, the Finance Charge Account, the Principal Account, the Spread Account, the Distribution Account and the Funding Account that are allocable to the Series 2005-1 Certificates. The Exchangeable Transferor Certificate shall not represent any interest in the Finance Charge Account, the Principal Account, the Distribution Account, the Spread Account, the Collection Account or the Funding Account, except as specifically provided in this Article IV.

SECTION 4.03A. COLLECTIONS AND ALLOCATIONS.

            (a) Finance Charge Collections, Principal Collections and Receivables in Defaulted Accounts shall be allocated and distributed to Series 2005-1 as set forth in this Article.

            (b) On any date on which a Funding Account Deficiency exists, Servicer will deposit Collections otherwise distributable to the Holders of the Transferor Interest to the Funding Account to the extent of such deficiency prior to distributing such funds to the Holders of the Transferor Interest.

            (c) On each Date of Processing, Servicer shall allocate to the Series 2005-1 Certificateholders the following amounts as set forth below:

                  (i) Allocations of Finance Charge Collections. An amount equal to the Investor Finance Charge Collections processed on each Date of Processing shall be allocated to the Series 2005-1 Certificateholders and, first, deposited to the Finance Charge Account to the extent required by Section 4.03 of the Agreement and subsection 4.03A(d), and, second, paid to the Holders of the Transferor Interest.

                  (ii) Allocations of Principal Collections. Servicer shall
            allocate to the Series 2005-1 Certificateholders the following amounts as set forth below:

                        (A) Allocations During the Revolving Period.

                              (1) During the Revolving Period an amount equal to
                        the Investor Principal Collections processed on each Date of Processing, shall be allocated to the Series 2005-1 Certificateholders and, first, deposited to the Funding Account to the extent of any Funding Account Deficiency, second, if any other Excess Allocation Series is outstanding and in its accumulation period or amortization period, deposited to the Principal Account for application, to the extent necessary, as Excess Principal Collections to other Excess Allocation Series on the related Distribution Date, third, deposited to the Excess Funding Account to the extent necessary so that (x) the Transferor Interest is not less than the Minimum Transferor Interest and (y) the sum of the Principal Receivables in the Trust plus the amount on deposit in the Excess Funding Account equals or exceeds the Minimum Aggregate Principal Receivables, and, fourth, paid to the Holders of the Transferor Interest.

                              (2) With respect to each Monthly Period falling in
                        the Revolving Period, to the extent that Collections of Principal Receivables allocated to the Series 2005-1 Certificateholders pursuant to this subsection 4.03A(c)(ii) are paid to Transferor, Transferor shall make an amount equal to the Reallocated Principal Collections for the related Transfer Date available on that Transfer Date for application in accordance with
                        Section 4.06; provided, however, that if Transferor fails to make such funds available, then an amount of Investor Principal Collections equal to that deficiency shall be withdrawn from the Principal Account and treated as Reallocated Principal Collections for application in accordance with Section 4.06, prior to any other application of the amounts in the Principal Account.

                        (B) Allocations During the Controlled Amortization
                  Period.

                              (1) During the Controlled Amortization Period, an
                        amount equal to the Investor Principal Collections processed on each Date of Processing shall be allocated to the Series 2005-1 Certificateholders and, first, deposited into the Principal Account to the extent of the sum of the Controlled Distribution Amount for the next Transfer Date plus any Controlled Distribution Amounts for prior Monthly Periods not yet paid, and, second, if any other Excess Allocation Series is outstanding and in its accumulation period or amortization period, deposited to the Principal Account for application, to the extent necessary, as Excess Principal Collections to other Excess Allocation Series on the related Distribution Date, third, deposited to the Excess Funding Account to the extent necessary so that (x) the Transferor Interest is not less than the Minimum Transferor Interest and (y) the sum of the Principal Receivables in the Trust plus the amount on deposit in the Excess Funding Account equals or exceeds the Minimum Aggregate Principal Receivables, and fourth, paid to the Holders of the Transferor Interest.

                              (2) With respect to each Monthly Period falling in
                        the Controlled Amortization Period, to the extent that Collections of Principal Receivables allocated to the Series 2005-1 Certificateholders pursuant to this subsection 4.03A(c)(ii) are paid to Transferor, Transferor shall make an amount equal to the Reallocated Principal Collections for the related Transfer Date available on that Transfer Date for application in accordance with Section 4.06; provided, however, that if Transferor fails to make such funds available, then an amount of Investor Principal Collections equal to that deficiency shall be withdrawn from the Principal Account and treated as Reallocated Principal Collections for application in accordance with Section 4.06, prior to any other application of the amounts in the Principal Account.

                        (C) Allocations During the Rapid Amortization Period.
                  During the Rapid Amortization Period, an amount equal to the Investor Principal Collections processed on each Date of Processing shall be allocated to the Series 2005-1 Certificateholders and deposited to the Principal Account until applied as provided in Sections 4.04(c) and 4.06; provided, however, that after the date on which an amount of such Principal Collections equal to the Invested Amount has been deposited into the Principal Account, any Investor Principal Collections in excess of such amount shall be, first, if any other Excess Allocation Series is outstanding and in its accumulation period or amortization period, deposited to the Principal Account for application, to the extent necessary, as Excess Principal Collections to other Excess Allocation Series on the related Distribution Date, second, deposited in the Excess Funding Account to the extent necessary so that (x) the Transferor Interest is not less than the Minimum Transferor Interest and (y) the sum of the Principal Receivables in the Trust plus the amount on deposit in the Excess Funding Account equals or exceeds the Minimum Aggregate Principal Receivables, and, third, paid to the Holders of the Transferor Interest.

            (d) During any period when Servicer is permitted by Section 4.03 of the Agreement to make a single monthly deposit to the Collection Account, amounts allocated to the Certificateholders pursuant to Section 4.03A(c) with respect to any Monthly Period need not be deposited into the Collection Account or any Series Account prior to the related Transfer Date, and, when so deposited, (x) may be deposited net of any amounts required to be distributed to Transferor and, if FNBO is Servicer, Servicer, and (y) shall be deposited into the Finance Charge Account (in the case of Collections of Finance Charge Receivables) and the Principal Account (in the case of Collections of Principal Receivables (not including any Excess Principal Collections allocated to Series 2005-1 pursuant to Section 4.03(e) of the Agreement)). The exceptions to the daily deposit requirements shall not be available during any Monthly Period during the Rapid Amortization Period, or at any time that the Transferor Interest is less than the Minimum Transferor Interest, or at any time that the Available Spread Account Amount is less than the Required Spread Account Amount. In addition, at any time during the Revolving Period or the Controlled Amortization Period, but subject to the final sentence of this subsection (d), when daily deposits are required:

                  (i) the amount of Collections of Principal Receivables
            required to be deposited during each Monthly Period (beginning on the first Business Day of such Monthly Period) during the Controlled Amortization Period shall be an amount equal to the sum of the Controlled Distribution Amount plus any Controlled Distribution Amounts for prior Monthly Periods not yet paid;

                  (ii) the amount of Collections of Finance Charge Receivables required to be deposited during each Monthly Period (beginning on the first Business Day of such Monthly Period) shall be an amount equal to the sum of:

                        (A) an amount equal to 125% of the sum of the Monthly
                  Interest and the Facility Fee that was payable on the previous Distribution Date; plus

                        (B) an amount equal to the sum of the Senior Cost Amount
                  for the related Transfer Date; plus

                        (C) the Investor Servicing Fee due on the related
                  Transfer Date; plus

                        (D) an amount equal to 150% of the Investor Default
                  Amount for the previous Distribution Date; and

                  (iii) in addition to the deposits required pursuant to
            subsection 4.03A(d)(i), if any, the Investor Principal Collections (up to the Monthly Principal Reallocation Amount for the previous Distribution Date) shall be deposited daily until the aggregate amount required to be deposited pursuant to subsections 4.03A(d)(ii)(A), (B) and (C) has been deposited, at which point all deposits of Investor Principal Collections made pursuant to this subsection 4.03A(d)(iii) for such Monthly Period shall be released to Transferor.

            Nothing in this subsection shall limit (y) the obligation of Servicer to deposit all Collections allocable to Series 2005-1 during the Rapid Amortization Period or at a time when the Transferor Interest is less than the Minimum Transferor Interest or the Available Spread Account Amount is less than the Required Spread Account Amount, or (z) the obligation of Servicer to deposit all Available Principal Collections and Available Finance Charge Collections to the Series Accounts on the Transfer Date, to the extent such funds have not been previously deposited and are required to be distributed to the Series 2005-1 Certificateholders or the Funding Agent on the following Distribution Date.

            (e) On any date, Servicer may withdraw from the Collection Account or any Series Account any amounts inadvertently deposited in such account that should have not been so deposited.

SECTION 4.03B. DETERMINATION OF MONTHLY INTEREST.

                  (a) Class A Monthly Interest Payment. The amount of monthly interest distributable from the Collection Account with respect to the Class A Certificates on any Distribution Date (the "Class A Monthly Interest Payment") shall be equal to the product of (A) the Applicable Pass-Through Rate, (B) a fraction the numerator of which is the actual number of days in the Related Monthly Period and the denominator of which is (1) 360, if and to the extent the Applicable Pass-Through Rate is based on the CP Rate or LIBOR and to the component of the Applicable Pass-Through Rate attributable to the

         Class A Program Fee Rate and (2) 365 or 366, as the case may be, if and to the extent the Applicable Pass-Through Rate is based on the Alternate Base Rate and (C) the Average Class A Invested Amount during the Related Monthly Period.

                  On each Determination Date, Servicer shall determine whether
         (x) the Class A Monthly Interest Payment for the Related Monthly Period exceeds (y) the amount allocated and available to pay such Class A Monthly Interest Payment on the related Distribution Date (any such excess, a "Class A Interest Shortfall"). If a Class A Interest Shortfall exists with respect to any Distribution Date, an additional amount ("Class A Default Interest") shall be payable as provided herein with respect to the Class A Certificates on each Distribution Date thereafter to and including the Distribution Date on which such Class A Interest Shortfall is paid to Class A Certificateholders equal to the product of (aa) the Applicable Pass-Through Rate, (bb) a fraction the numerator of which is the actual number of days from the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, and (cc) the Class A Interest Shortfall. Notwithstanding anything to the contrary herein, Class A Default Interest shall be payable or distributed only to the extent permitted by applicable law.

                  (b) CI Monthly Interest Payment. The amount of monthly interest distributable from the Collection Account with respect to the Collateral Interest on any Distribution Date (the "CI Monthly Interest Payment") shall be equal to the product of (A) the Applicable Pass-Through Rate, (B) a fraction the numerator of which is the actual number of days in the Related Monthly Period and the denominator of which is (1) 360, if and to the extent the Applicable Pass-Through Rate is based on the CP Rate or LIBOR and to the component of the Applicable Pass-Through Rate attributable to the CI Program Fee Rate and (2) 365 or 366, as the case may be, if and to the extent the Applicable Pass-Through Rate is based on the Alternate Base Rate and (C) the Average Collateral Interest Invested Amount during the Related Monthly Period.

                  On each Determination Date, Servicer shall determine whether
         (x) the CI Monthly Interest Payment for the Related Monthly Period exceeds (y) the amount allocated and available to pay such CI Monthly Interest Payment on the related Distribution Date (any such excess, a "CI Interest Shortfall"). If a CI Interest Shortfall exists with respect to any Distribution Date, an additional amount ("CI Default Interest") shall be payable as provided herein with respect to the Collateral Interest on each Distribution Date thereafter to and including the Distribution Date on which such CI Interest Shortfall is paid to Collateral Interest Holder equal to the product of (aa) the Applicable Pass-Through Rate, (bb) a fraction the numerator of which is the actual number of days from the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 365 or 366, as the case may be, and (cc) the CI Interest Shortfall. Notwithstanding anything to the contrary herein, CI Default Interest shall be payable or distributed only to the extent permitted by applicable law.

SECTION 4.04. APPLICATION OF COLLECTIONS. On or before each Transfer Date, Servicer shall give Trustee written instructions substantially in the form contained in Exhibit B hereto, to withdraw or deposit, and Trustee, acting in accordance with such instructions, shall withdraw or deposit on such Transfer Date or the related Distribution Date, as applicable, to the extent of available funds, the amounts required to be withdrawn from the Finance Charge Account, the Principal Account, the Funding Account and the Distribution Account, as follows:

                  (a) On each Transfer Date, an amount equal to the Available
            Finance Charge Collections for the Related Monthly Period shall be distributed or deposited in the following priority:

                        (i) an amount equal to the Class A Monthly Interest
                  Payment for the related Distribution Date, plus the Class A Facility Fee for such Distribution Date, plus any Class A Interest Shortfalls, plus the amount of any Class A Default Interest for such Distribution Date, plus any Class A Default Interest previously due but not distributed on a prior Distribution Date, shall be withdrawn from the Finance Charge Account and deposited into the Distribution Account for distribution to the Class A Certificateholders; provided, that the amount deposited pursuant to this clause (i) shall not exceed the applicable Benchmark Amount;

                        (ii) an amount equal to the Investor Servicing Fee for
                  such Transfer Date, plus the amount of any Investor Servicing Fee previously due but not distributed to Servicer on a prior Distribution Date, shall be withdrawn from the Finance Charge Account and distributed to Servicer;

                           (iii) an amount equal to the Senior Cost Amount for
                  the Class A Certificates for such Transfer Date shall be withdrawn from the Finance Charge Account and deposited into the Distribution Account for distribution to the Funding Agent;

                        (iv) an amount equal to the CI Monthly Interest Payment
                  for such Distribution Date, plus the CI Facility Fee for such Distribution Date, plus any CI Interest Shortfalls, plus the amount of any CI Default Interest for such Distribution Date and any CI Default Interest previously due but not distributed on a prior Distribution Date shall be withdrawn from the Finance Charge Account and deposited into the Distribution Account for distribution to the Collateral Interest Holder; provided, that the amount deposited pursuant to this clause
                  (iv) shall not exceed the applicable Benchmark Amount;

                        (v) an amount equal to the Senior Cost Amount for the
                  Collateral Interest for such Transfer Date shall be withdrawn from the Finance Charge Account and deposited into the Distribution Account for distribution to the Funding Agent;

                        (vi) an amount equal to the Investor Default Amount for
                  the Related Monthly Period, if any, and the Uncovered Dilution Amount, if any, shall be withdrawn from the Finance Charge Account and deposited into the Principal Account on the related Transfer Date and treated as Available Principal Collections for such Distribution Date;

                        (vii) an amount equal to the aggregate amount of Class A
                  Charge-Offs which have not been previously reimbursed shall be withdrawn from the Finance

                  Charge Account and deposited into the Principal Account on the related Transfer Date and treated as Available Principal Collections for such Distribution Date;

                        (viii) an amount equal to the aggregate amount of CI
                  Charge-Offs which have not been previously reimbursed shall be withdrawn from the Finance Charge Account and deposited into the Principal Account on the related Transfer Date and treated as Available Principal Collections for such Distribution Date;

                        (ix) an amount equal to the aggregate amount of
                  Reallocated Principal Collections which have not been previously reimbursed pursuant to this subsection shall be withdrawn from the Finance Charge Account and deposited into the Principal Account on the related Transfer Date and treated as Available Principal Collections for such Distribution Date;

                        (x) an amount equal to the excess, if any, of the
                  Required Spread Account Amount over the Available Spread Account Amount shall be withdrawn from the Finance Charge Account and deposited into the Spread Account;

                        (xi) amounts not distributed pursuant to subsection
                  4.04(a)(i) because of the proviso in subsection 4.04(a)(i), which have not been distributed pursuant to subsection 4.04(a)(iii) as part of the Senior Cost Amount for the Class A Certificates shall be withdrawn from the Finance Charge Account and deposited into the Distribution Account for distribution to the Class A Certificateholders;

                        (xii) amounts not distributed pursuant to subsection
                  4.04(a)(iv) because of the proviso to subsection 4.04(a)(iv), which have not been distributed pursuant to subsection 4.04(a)(v) as part of the Senior Cost Amount for the Collateral Interest shall be withdrawn from the Finance Charge Account and deposited into the Distribution Account for distribution to the Collateral Interest Holder;

                        (xiii) an amount equal to any other amounts then due and
                  payable by Transferor to the Funding Agent, the Support Providers, the Series 2005-1 Certificateholders or any other Person under Section 4.15, the Certificate Purchase Agreement, the Loan Agreement or the Fee Letter, shall be withdrawn from the Finance Charge Account and deposited into the Distribution Account for distribution on a pro rata basis to the Funding Agent, Support Providers, the Series 2005-1 Certificateholders or any such other Person, based upon the amount then due and payable to each of the Funding Agent, Support Providers, the Series 2005-1 Certificateholders and such other Persons;

                        (xiv) the balance, if any, will constitute Excess
                  Finance Charge Collections for such Distribution Date to be applied in accordance with Section 4.07.

                  (b) On each Transfer Date with respect to the Revolving
            Period, an amount equal to the Available Principal Collections for the Related Monthly Period shall be deposited or applied in the following priority:

                        (i) an amount equal to the Funding Account Deficiency,
                  if any, shall be deposited into the Funding Account; and

                        (ii) an amount equal to the balance, if any, of such
                  Available Principal Collections shall be treated as Excess Principal Collections to be applied in accordance with Section 4.08.

                  (c) On the Transfer Date relating to the Monthly Period during which the Amortization Period begins and each Transfer Date thereafter, an amount equal to the Available Principal Collections for the Related Monthly Period shall be distributed in the following priority:

                        (i) an amount equal to Class A Monthly Principal for the
                  related Distribution Date shall be withdrawn from the Principal Account and deposited into the Distribution Account for distribution to the Class A Certificateholders;

                        (ii) an amount equal to the CI Monthly Principal for
                  such Distribution Date shall be withdrawn from the Principal Account and deposited into the Distribution Account for distribution to the Collateral Interest Holder;

                        (iii) an amount equal to all other amounts then due and
                  payable by Transferor to the Funding Agent, the Support Providers, the Series 2005-1 Certificateholders or any other Person under or in connection with this Supplement, the Certificate Purchase Agreement, the Loan Agreement and the Fee Letter shall be withdrawn from the Principal Account and deposited to the Distribution Account for distribution; and

                        (iv) an amount equal to the balance, if any, of such
                  Available Principal Collections for such Distribution Date after giving effect to paragraphs (i), (ii) and (iii) above, shall be treated as Excess Principal Collections to be applied in accordance with Section 4.08.

SECTION 4.05. INVESTOR CHARGE-OFFS. On each Determination Date, Servicer shall calculate the Investor Default Amount and any Uncovered Dilution Amount for the related Distribution Date. If the sum of the Investor Default Amount and any Uncovered Dilution Amount for any Distribution Date exceeds the amount of Available Finance Charge Collections allocated with respect thereto pursuant to subsection 4.04(a)(vi) with respect to that Distribution Date, the Collateral Interest will be reduced (but not below zero) by the amount of such excess (such reduction, a "CI Charge-Off"). If on any Distribution Date the Collateral Interest is (or is reduced to) zero, then the Class A Interest will be reduced (but not below zero) by any remaining excess of the Investor Default Amount and any Uncovered Dilution Amount over amounts allocated pursuant to subsection 4.04(a)(vi) (a "Class A Charge-Off").

SECTION 4.06. REALLOCATED PRINCIPAL COLLECTIONS. On each Transfer Date, Servicer shall apply, or shall instruct Trustee in writing to apply, Investor Principal Collections with respect to that Transfer Date (in an amount not to exceed the Monthly Principal Reallocation Amount for the related Monthly Period), to fund any deficiency in the amounts otherwise available for deposit and distribution pursuant to and in the priority set forth in subsections 4.04(a)(i) and (ii).

Reallocated Principal Collections shall be so applied after giving effect to any applications of funds from the Spread Account pursuant to Section 4.12 and after allocation and application of Excess Finance Charge Collections pursuant to
Section 4.07. On each Transfer Date, the Collateral Amount shall be reduced by the amount of Reallocated Principal Collections for such Transfer Date.

SECTION 4.07. EXCESS FINANCE CHARGE COLLECTIONS. Excess Finance Charge Collections with respect to the Excess Allocation Series for any Transfer Date will be allocated to Series 2005-1 in an amount equal to the product of (x) the aggregate amount of Excess Finance Charge Collections with respect to all the Excess Allocation Series for such Transfer Date and (y) a fraction, the numerator of which is the Finance Charge Shortfall for Series 2005-1 for such Transfer Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Excess Allocation Series for such Transfer Date. The "Finance Charge Shortfall" for Series 2005-1 for any Transfer Date will be equal to the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to subsections 4.04(a)(i) through (xiii) on such Distribution Date over (b) the Available Finance Charge Collections with respect to such Distribution Date (excluding any portion thereof attributable to Excess Finance Charge Collections). Excess Finance Charge Collections remaining after their application to cover Finance Charge Shortfalls for Group One, shall be (i) first, following a Servicer Default and the appointment of a Successor Servicer, paid to the Successor Servicer to pay any unpaid Excess Servicing Fees, (ii) second, deposited to the Funding Account in an amount up to the Funding Account Deficiency, if any, and (iii) third, distributed to Transferor.

SECTION 4.08. SHARED PRINCIPAL COLLECTIONS. Subject to Section 4.03(e) of the Agreement, Excess Principal Collections for any Transfer Date will be allocated to Series 2005-1 in an amount equal to the product of (a) the aggregate amount of Excess Principal Collections with respect to all Excess Allocation Series for such Transfer Date and (b) a fraction the numerator of which is the Principal Shortfall for Series 2005-1 for such Transfer Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Excess Allocation Series for such Transfer Date. The "Principal Shortfall" for Series 2005-1 shall be equal to (i) for any Transfer Date with respect to the Revolving Period, the excess, if any, of the full amount required to be deposited pursuant to subsection 4.04(b)(i) on such Transfer Date over the Available Principal Collections for such Transfer Date (excluding any portion thereof attributable to Excess Principal Collections), (ii) for any Transfer Date with respect to the Controlled Amortization Period, the excess, if any, of the full amount required to be deposited, without duplication, pursuant to Section 4.04(c)(i) and (ii) on such Transfer Date over the amount of Available Principal Collections for such Transfer Date (excluding any portion thereof attributable to Shared Principal Collections) and (iii) for any Distribution Date with respect to the Amortization Period, the excess, if any, of the Investor Interest with respect to such Distribution Date over the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections). Excess Principal Collections remaining on any Transfer Date after payment of Principal Shortfalls for all Excess Allocation Series, and after any application of Excess Principal Collections as principal pursuant to
Section 4.11 or with respect to any other Excess Allocation Series that includes variable interests or variable funding certificates will be, first, deposited to the Funding Account in an amount up to the Funding Account Deficiency, if any, and, second, distributed to the Holder of the Transferor

Interest or deposited in the Excess Funding Account in accordance with subsection 4.03(e) of the Agreement.

SECTION 4.09.  CERTAIN SERIES ACCOUNTS.

            (a) Trustee shall establish and maintain with a Qualified Institution, which may be Trustee, in the name of the Trust, on behalf of the Trust, for the benefit of the Series 2005-1 Certificateholders, three segregated trust accounts with such Qualified Institution (the "Finance Charge Account", the "Principal Account" and the "Distribution Account"), each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2005-1 Certificateholders. Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Finance Charge Account, the Principal Account and the Distribution Account and in all proceeds thereof. The Finance Charge Account, the Principal Account and the Distribution Account shall be under the sole dominion and control of Trustee for the benefit of the Series 2005-1 Certificateholders. If at any time the institution holding the Finance Charge Account, the Principal Account and the Distribution Account ceases to be a Qualified Institution, Transferor shall notify Trustee in writing, and Trustee upon being notified (or Servicer on its behalf) shall, within ten (10) Business Days, establish a new Finance Charge Account, a new Principal Account and a new Distribution Account meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new Finance Charge Account, new Principal Account and new Distribution Account. Trustee, at the written direction of Servicer, shall (i) make withdrawals from the Finance Charge Account, the Principal Account and the Distribution Account from time to time, in the amounts and for the purposes set forth in this Supplement. Trustee at all times shall maintain accurate records reflecting each transaction in the Finance Charge Account, the Principal Account and the Distribution Account, so long as such accounts are established and maintained with Trustee.

            (b) Funds on deposit in the Finance Charge Account, the Principal Account and the Distribution Account from time to time shall be invested and reinvested at the written direction of Servicer by Trustee in Permitted Investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. Trustee shall not be held liable for the performance of any Permitted Investments made in accordance with the terms hereof.

            (c) On each Distribution Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Principal Account, the Finance Charge Account and the Distribution Account shall be deposited by Trustee in a separate deposit account with a Qualified Institution in the name of Servicer, or a Person designated in writing by Servicer, which shall not constitute a part of the Trust, or shall otherwise be turned over by Trustee to Servicer.

            (d) The Finance Charge Account, the Principal Account, the Distribution Account, the Spread Account and the Funding Account are hereby designated as the Series Accounts for the Series 2005-1 Certificateholders.

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

            (e) Trustee shall hold such of the Permitted Investments of funds in any Series Account as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York. Trustee shall hold such of the Permitted Investments as constitutes investment property through a securities intermediary, which securities intermediary shall agree with Trustee that
      (a) such investment property shall at all times be credited to a securities account of Trustee, (b) such securities intermediary shall treat Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset,
      (d) such securities intermediary shall comply with entitlement orders originated by Trustee without the further consent of any other person or entity, (e) such securities intermediary will not agree with any person or entity other than Trustee to comply with entitlement orders originated by such other person or entity, (f) such securities accounts and the property credited thereto shall not be subject to any lien, security interest or right of set-off in favor of such securities intermediary or anyone claiming through it (other than Trustee), and (g) such agreement shall be governed by the laws of the State of New York. Terms used in the preceding sentence that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC. Except as permitted by this subsection 4.09(e), Trustee shall not hold Permitted Investments through an agent or nominee.

            (f) No Permitted Investment in any Series Account shall be disposed of prior to its maturity unless Servicer so directs and either (i) such disposal will not result in a loss of all or part of the principal portion of such Permitted Investment or (ii) prior to the maturity of such Permitted Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Permitted Investment.

SECTION 4.10. EXTENSION AND TERMINATION. The Revolving Period may be extended by written agreement of the Funding Agent, the CP Vehicle and the Collateral Interest Holder for such period as shall be specified in the extension; provided, however, that the Controlled Amortization Date so established shall be the first day of a month and the Revolving Period as extended shall not expire later than December 31, 2020. Subject to Section 12.03 of the Agreement, the right of the Series 2005-1 Certificateholders to receive payments from the Trust will terminate on the first Business Day following the Series Termination Date, provided that all actions required under Sections 12.01 and 12.03 of the Agreement in connection with the Series Termination Date have been taken.

      SECTION 4.11. ADJUSTMENTS TO INVESTOR INTEREST.

                  (a) CHANGES IN INVESTOR INTEREST.

                        (i) During the Revolving Period, the Investor Interest
                  may be increased, and, at any time, the Investor Interest may be decreased (in addition to any reductions due to Controlled Distribution Amounts), from time to time upon the conditions described in this subsection 4.11(a); provided that no reduction or increase may be made if, on the proposed Adjustment Date, there is an unreimbursed reduction of the Collateral Interest due to either Investor Charge-Offs or Reallocated Collateral Interest Principal Collections unless the Rating

                  Agency Condition is met. Transferor may deliver to the Funding Agent and Trustee on any Business Day a written notice specifying (A) the proposed amount of the adjusted Investor Interest (the "Adjusted Amount") and (B) the proposed date of adjustment of the Investor Interest (an "Adjustment Date"), which shall be any Business Day not earlier than three Business Days after such notice; provided, however, that the Adjustment Date specified for a decrease may be a Business Day that is not also a Distribution Date only if any amounts payable by Transferor pursuant to subsection 4.15(d)(i) in connection with such decrease are paid pursuant to such subsection on such Adjustment Date. Each adjustment shall be in an amount of not less than $4,000,000 and shall be in equal increments of $4,000,000. The Investor Interest may not be reduced pursuant to this Section 4.11 below $5,000,000 unless it is reduced to zero.

                        (ii) No more than two adjustments of the Investor
                  Interest may be made in any month.

                        (iii) Any proposed increase in the Investor Interest
                  (the "Increase Amount") shall not exceed an amount equal to the excess of the Aggregate Principal Receivables over the sum of (x) the Minimum Aggregate Principal Receivables and (y) the Minimum Transferor Interest, each determined as of the day prior to the proposed Adjustment Date; provided, however, that the Investor Interest on any Business Day shall not exceed the Maximum Investor Interest.

                        (iv) The purchase of any Increase Amount is subject to
                  satisfaction of the condition that, on any Adjustment Date on which an increase in the Investor Interest is occurring, the Funding Agent shall have received an officer's certificate of each of Transferor and Servicer that (A) prior to and after giving effect to such purchase, no Pay Out Event or Servicer Default (and no event or condition which, with notice or the passage of time or both, would constitute a Pay Out Event or Servicer Default) shall have occurred and be continuing on such date; (B) the representations and warranties of RPA Seller, Transferor and Servicer (as applicable) in the Transaction Documents (including this Supplement) are true and correct in all material respects on such date (except to the extent that they relate to an earlier date); (C) the Available Spread Account Amount is equal to or greater than the Required Spread Account Amount on such date, after giving effect to the purchase occurring on such date; (D) no Cap Increase Event has occurred and is continuing on such date; (E) prior to and after giving effect to the purchase, the Transferor Interest equals or exceeds the Minimum Transferor Interest; and (F) all the terms, covenants, agreements and conditions of the Transaction Documents to be complied with and performed by Transferor or Servicer (as applicable) at or before such date shall have been complied with and performed in all material respects.

                        Upon satisfaction of the foregoing conditions, and the
                  payment by the Funding Agent to Trustee on or before the Adjustment Date of an amount equal to the Increase Amount, the Investor Interest will be equal to the Adjusted Amount as of the Adjustment Date and Servicer shall appropriately note such Increase

                  Amount and direct Trustee in writing to pay to Transferor such Increase Amount on the Adjustment Date from the funds provided by the Funding Agent. In the event that the Funding Agent fails to pay any portion of an Increase Amount as required by this subsection, Servicer shall direct Trustee in writing to return any payments received by it pursuant to this subsection and there will be no increase to the Investor Interest.

                        (v) Any proposed decrease in the Investor Interest
                  (other than a permanent reduction pursuant to subsection 4.11(b) below) shall be effected on an Adjustment Date in accordance with a notice specifying the amount of the proposed reduction (the "Reduction Amount") from (A) Available Principal Collections, (B) Excess Principal Collections and
                  (C) amounts on deposit in the Funding Account.

                        (vi) The Class A Certificateholders shall have no
                  obligation to purchase its portion of any Increase Amount that would cause the Class A Interest to exceed the Maximum Class A Interest. The CI Investor shall have no obligation to purchase its portion of any Increase Amount that would cause the Collateral Interest to exceed the Maximum Collateral Interest.

                  (b) PERMANENT REDUCTIONS IN INVESTOR INTEREST. Transferor may
            at any time elect to reduce permanently the Maximum Investor Interest by giving at least 30 days' prior written notice to the Funding Agent and Trustee of such reduction in the Maximum Investor Interest, including the amount of such proposed reduction and the proposed date on which such reduction will commence. The amount of such reduction must be not less than $4,000,000 and shall be in increments of $4,000,000. Any proposed reduction of the Maximum Investor Interest which would reduce the Maximum Investor Interest to an amount less than the Investor Interest then in effect shall be subject to satisfaction of the condition precedent that the Investor Interest will be reduced pursuant to Section 4.11(a) on or before the date of such reduction.

                  (c) NOTATION OF ADJUSTMENTS. Each Class A Certificateholder shall, and is hereby authorized to, record on the grid attached to its Class A Certificate (or, at such Class A Certificateholder's option, in its internal books and records) the date and amount of any portion of any Increase Amount purchased by it and its portion of the related Adjusted Amount, and each repayment of its Class A Certificate (including payments effecting a reduction pursuant to subsection 4.11(a) or (b) above), provided that failure to make any such recordation on such grid or any error in such grid shall not adversely affect such Class A Certificateholder's rights with respect to its Class A Interest or its right to receive Class A Monthly Interest Payments. Trustee shall not be responsible for the accuracy of any information on any such Class A Certificate grid or with respect to the Certificateholder's notations in its internal books and records.

                  (d) ALLOCATIONS. During the Revolving Period, each Increase
            Amount and Reduction Amount shall be allocated to the Class A Interest and the Collateral Interest based on their respective Pro Rata Shares. During an Amortization Period, each Reduction Amount shall be allocated, first, to the Class A Interest, to the extent of the

            Class A Interest, and, second, to the Collateral Interest. Any permanent reductions in the Investor Interest pursuant to subsection 4.11(b) shall be allocated to the Class A Interest and the Collateral Interest based on their respective Pro Rata Shares.

                  (e) FIRST INCREASE. If the Investor Interest is increased
            before December 1, 2005, the amounts of Servicer Interchange and Investor Servicing Fee for the first Distribution Date shall be increased accordingly.

SECTION 4.12. SPREAD ACCOUNT.

                  (a) On or prior to the Closing Date, Trustee shall establish and maintain with a Qualified Institution, which may be Trustee, in the name of the Trust, on behalf of the Trust, for the benefit of the Series 2005-1 Certificateholders and the Holder of the Transferor Interest, a segregated trust account (the "Spread Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2005-1 Certificateholders and the Holder of the Transferor Interest. Except as otherwise provided in this Section 4.12, Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Spread Account and in all proceeds thereof. The Spread Account shall be under the sole dominion and control of Trustee for the benefit of the Series 2005-1 Certificateholders and the Holder of the Transferor Interest. If at any time the institution holding the Spread Account ceases to be a Qualified Institution, Servicer shall notify Trustee in writing, and Trustee upon being notified (or Servicer on its behalf) shall, within ten (10) Business Days (or such longer period as to which the Funding Agent may consent) establish a new Spread Account meeting the conditions specified above with a Qualified Institution and shall transfer any cash or any investments to such new Spread Account. Trustee, at the written direction of Servicer, shall (i) make withdrawals from the Spread Account from time to time in an amount up to the Available Spread Account Amount at such time, for the purposes set forth in this Supplement, and (ii) on each Transfer Date prior to termination of the Spread Account, make a deposit into the Spread Account in the amount specified in, and otherwise in accordance with, subsection 4.12(f). Transferor will deposit into the Spread Account on the Closing Date an amount equal to the Required Spread Account Amount.

                  (b) Funds on deposit in the Spread Account shall be invested at the written direction of Servicer by Trustee in Permitted Investments. Funds on deposit in the Spread Account on any Transfer Date, after giving effect to any withdrawals from and deposits to the Spread Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date.

                  On each Transfer Date (but subject to subsections 4.12(c),
            4.12(d) and 4.12(f)), the Investment Earnings, if any, accrued since the preceding Transfer Date on funds on deposit in the Spread Account shall be paid by Trustee, upon written direction of Servicer, first, to the Funding Agent to the extent that the aggregate amount of Available Finance Charge Collections available pursuant to subsections 4.04(a)(v), (xii) and (xiii)is less than the aggregate amount required to be paid to the Funding Agent pursuant to subsections 4.04(a)(v), (xi) and (xiii), and, second, to the Holder of the Transferor Interest. For purposes of determining the availability of funds or the balance in the

            Spread Account for any reason under this Supplement (subject to subsections 4.12(c), 4.12(d) and 4.12(f)), all Investment Earnings shall be deemed not to be available or on deposit; provided that after a Pay Out Event, all Investment Earnings shall be added to the balance on deposit in the Spread Account and treated like the rest of the Available Spread Account Amount.

                  (c) If, on any Transfer Date, the aggregate amount of
            Available Finance Charge Collections available pursuant to subsections 4.04(a)(iv) and 4.04(a)(v) is less than the aggregate amount required to be deposited pursuant to subsection 4.04(a)(iv), Trustee, at the written direction of Servicer, shall (i) withdraw from the Spread Account the amount of such deficiency up to the Available Spread Account Amount and, if the Available Spread Account Amount is less than such deficiency, Trustee shall also withdraw Investment Earnings credited to the Spread Account in an amount so that the total amount withdrawn equals such deficiency, and (ii) deposit such amount in the Finance Charge Account to be treated as Available Finance Charge Collections and used solely for payments to the Collateral Interest Holder in respect of interest on the Collateral Interest.

                  (d) On the date on which the Class A Invested Amount has been paid in full, after applying any funds on deposit in the Spread Account as described in subsection 4.12(c), Trustee, at the written direction of Servicer, shall withdraw from the Spread Account an amount equal to the lesser of (i) the Collateral Interest Invested Amount (after any payments to be made pursuant to subsection 4.04(c) on such date) and (ii) the Available Spread Account Amount and, if the amount so withdrawn is not sufficient to reduce the Collateral Interest Invested Amount to zero, shall also withdraw Investment Earnings credited to the Spread Account up to the amount required to reduce the Collateral Interest Invested Amount to zero. Trustee, upon the written direction of Servicer, or Servicer, shall deposit such amounts into the Distribution Account for distribution to the Collateral Interest Holder in accordance with subsection 5.02(c).

                  (e) On the Series 2005-1 Final Maturity Date, the Servicer
            shall withdraw from the Spread Account an amount equal to the lesser of (i) the Invested Amount and (ii) the Available Spread Account Amount and the Trustee or the Servicer shall deposit such amount into the Distribution Account for distribution to the Collateral Interest Holder until the Collateral Interest Invested Amount is paid in full, and then to the Class A Certificateholders until the Class A Invested Amount is paid in full, in that order of priority, in accordance with Section 4.04 and Section 5.02, to fund any shortfalls in amounts owed to such Series 2005-1 Certificateholders.

                  (f) If on any Transfer Date, after giving effect to all
            withdrawals from the Spread Account, the Available Spread Account Amount is less than the Required Spread Account Amount then in effect, Available Finance Charge Collections shall be deposited into the Spread Account pursuant to subsection 4.04(a)(x) up to the amount of the Spread Account Deficiency and, if such Available Finance Charge Collections are less than such Spread Account Deficiency, Investment Earnings on funds on deposit in the Spread Account shall be held and not distributed pursuant to subsection 4.12(b) until such Spread

            Account Deficiency is reduced to zero through subsequent deposits pursuant to subsection 4.04(a)(x).

                  (g) If, after giving effect to all deposits to and withdrawals from the Spread Account with respect to any Transfer Date, the amount on deposit in the Spread Account exceeds the Required Spread Account Amount, Trustee acting in accordance with the instructions of Servicer, shall treat such excess as additional Available Finance Charge Collections. On the date on which the Collateral Interest Invested Amount has been paid in full, after making any payments to the Certificateholders required pursuant to subsections 4.12(c) and
            (d) Trustee, at the written direction of Servicer, shall treat such excess as Available Finance Charge Collections.

SECTION 4.13. INVESTMENT INSTRUCTIONS. Any investment instructions required to be given to Trustee pursuant to the terms hereof must be given to Trustee no later than 11:00 a.m., New York City time, on the date such investment is to be made. In the event Trustee receives such investment instruction later than such time, Trustee may, but shall have no obligation to, make such investment. In the event Trustee is unable to make an investment required in an investment instruction received by Trustee after 11:00 a.m., New York City time, on such day, such investment shall be made by Trustee on the next succeeding Business Day. In no event shall Trustee be liable for any investment not made pursuant to investment instructions received after 11:00 a.m., New York City time, on the day such investment is requested to be made.

SECTION 4.14. INVESTOR SERVICING FEE. The share of the Monthly Servicing Fee allocable to Series 2005-1 for any Transfer Date (the "Investor Servicing Fee") shall be equal to one-twelfth of the product of (a) the Series Servicing Fee Percentage and (b) the Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Investor Servicing Fee shall be equal to $1,250,000; provided, further, that if FNBO or Trustee is Servicer, the Investor Servicing Fee shall be reduced by the amount, if any, by which the Servicer Interchange for such Monthly Period exceeds the amount of Interchange included as Collections of Finance Charge Receivables allocable to the Series 2005-1 Certificates with respect to such Monthly Period pursuant to Section 4.17. The remainder of the Monthly Servicing Fee shall be paid by the Holders of the Transferor Interest or the investors in other Series or Note Series (as provided in the related Supplement or Indenture Supplements) and in no event shall Trustee or the Series 2005-1 Certificateholders be liable for the share of the Monthly Servicing Fee to be paid by such other Persons.

SECTION 4.15.  FEES, INCREASED COSTS.

                  (a) The Funding Agent, on behalf of itself, the applicable CP
            Vehicles and the Support Providers with respect to such CP Vehicles, and on behalf of itself and the Collateral Interest Holder, shall be entitled to receive a Facility Fee for each Monthly Period, each such fee as specified in the Fee Letter. In addition, it is understood and agreed that the Class A Program Fee and the CI Program Fee described in the Fee Letter are included in the calculation of Monthly Interest.

                  (b) Upon written demand by the Funding Agent, Transferor shall reimburse the Funding Agent for its reasonable out-of-pocket expenses, including rating agency fees, arising from (i) any waiver or modification of this Supplement or any other

            Transaction Document or (ii) from the Funding Agent or the Series 2005-1 Certificateholders exercising rights under this Supplement or any other Transaction Document upon a Servicer Default or a Pay Out Event. Such amounts shall be paid on the Distribution Date next following the demand to the extent such amounts have not been distributed pursuant to Article IV.

                  (c) (i) If any Regulatory Change occurring after the date
            hereof:

                              (A) shall subject an Affected Party to any tax,
                        duty, assessment, fees or other governmental charge with respect to any transaction contemplated by this Supplement, the Certificate Purchase Agreement or the Loan Agreement, or shall change the basis of taxation of payments to such party of any amounts due under or in respect of any such transaction or its obligations or its rights in connection therewith (except for changes in the rate of tax on the overall net income of such Affected Party imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executive office is located and, if such Affected Party's principal executive office is not in the United States of America, by the jurisdiction where such Affected Party's principal office in the United States is located);

                              (B) shall impose, modify or deem applicable any
                        reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of the Class A Monthly Interest Payment or the CI Monthly Interest Payment, as applicable), special deposit or similar requirement against assets of any such Affected Party, deposits or obligations with or for the account of any such Affected Party or with or for the account of any affiliate (or entity deemed by any Governmental Authority to be an affiliate) of any such Affected Party, or credit extended by any such Affected Party;


                             (C) shall change the amount of capital maintained
                        or required or requested or directed to be maintained by any such Affected Party;

                              (D) shall impose any other condition affecting any
                        Series 2005-1 Certificates owned or funded in whole or in part by any such Affected Party, or its obligations or rights, if any, to make purchases of any Series 2005-1 Certificates or to provide funding therefor; or

                              (E) shall change the rate for, or the manner in
                        which the FDIC (or a successor thereto) assesses, deposit insurance premiums or similar charges; or

                        (ii) If, as a result of Trustee's location, or as a
                  result of Transferor's location, the Trust or an Affected Party shall become liable in the state of such location for any taxes, interest or penalties and such liability (after giving effect to tax credits available to such Affected Party in any other jurisdiction) increases the aggregate tax liability of such Affected Party, and the result of any of the foregoing provisions of (i) or (ii) is or would be:

                              (x) to increase the cost to or to impose a cost on
                        any such Affected Party funding or committed to fund any purchase of a Series 2005-1 Certificate or otherwise incurring obligations in connection with the transactions contemplated hereby;

                              (y) to reduce the amount of any sum received or
                        receivable by any such Affected Party in connection with the transactions contemplated hereby; or

                              (z) in the reasonable determination of such
                        Affected Party, to reduce the rate of return on the capital of such Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then on the Distribution Date next succeeding such demand by at least two Business Days by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand), Transferor shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction to the extent such amounts have not been paid from the amounts distributed pursuant to
                  Article IV on such Distribution Date.

                        (iii) Each such Affected Party will promptly notify
                  Transferor or the Funding Agent, as applicable, of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this Section 4.15; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation. Each such Affected Party shall use commercially reasonable efforts to avoid increased liability under clause (c)(ii) above by claiming a credit for taxes paid in jurisdictions other than the state of Trustee's or Transferor's location; provided, however, that no such Affected Party shall be required to take any such actions which are materially economically adverse in the context of the tax liability of such Affected Party.

                        (iv) In determining any amount provided for or referred
                  to in this Section 4.15, an Affected Party may use any reasonable averaging and attribution methods that it (in its sole discretion) shall deem applicable. Any Affected Party, when making a claim under this Section 4.15, shall submit to Transferor a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon Transferor.

          (d) If any of the events described in the definition of "Broken Funding Cost" occurs and, as a result, any Series 2005-1 Certificateholder or Support Provider shall incur any Broken Funding Costs (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Series 2005-1 Certificateholder or Support Provider to make any funding with respect to a Series 2005-1 Certificate) then, upon written notice to Transferor from the Funding Agent, Transferor shall pay to Servicer, and Servicer shall pay to the Funding Agent for the account of such Series 2005-1 Certificateholder or Support Provider the amount of such loss or expense to the extent such amount has not been paid from the amounts distributed pursuant to Article IV on the Distribution Date next succeeding such notice by at least two Business Days. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon Transferor.

          (e) If any of the following events occur:

               (i) quotations of per annum rates for the relevant deposits referred to in the definition of "LIBOR" are not available to any Support Provider or the Funding Agent in relevant amounts or for the relevant maturity;

               (ii) the rate per annum referred to in the definition of LIBOR shall not adequately represent the cost to any Support Provider or the Funding Agent of adding to or maintaining a portion of its interests in the relevant Series 2005-1 Certificate; or

               (iii) funding or maintaining any Support Provider's, the Funding Agent's interest (or portion thereof) in a Series 2005-1 Certificate shall violate any applicable law, rule, regulation or directive of any governmental or regulatory authority, whether or not having the force of law, and such Support Provider or the Funding Agent shall have not subsequently notified the Funding Agent that such circumstances no longer exist, the Bank Rate shall be determined by reference to the Alternate Base Rate rather than LIBOR.

          (f) The obligations of the Trust and Trustee to pay any amounts pursuant to this Section 4.15 are limited to the funds to be applied pursuant to Article IV irrespective of the ability of Transferor to fulfill its obligation pursuant to this Section. Amounts required to be paid by Transferor pursuant to this Agreement shall not constitute a claim against Transferor to the extent that Transferor does not have sufficient funds to make payment thereof; provided, however, that any claim for payment of such amounts shall not be extinguished until paid in full.

SECTION 4.16. CERTIFICATE INTEREST RATES. Promptly after the end of each Monthly Period, the Funding Agent will give facsimile notice to Servicer and Trustee of the Applicable Pass-Through Rate for each Class of Certificates for such Monthly Period.

SECTION 4.17. INTERCHANGE. On or prior to each Determination Date, Transferor shall notify Servicer of the amount of Interchange to be included as Collections of Finance Charge

Receivables allocable to the Series 2005-1 Certificates with respect to the Related Monthly Period, which amount shall be equal to the product of:

          (a) the total amount of Interchange paid or payable to RPA Seller with respect to such Related Monthly Period;

          (b) a fraction the numerator of which is the volume during the Related Monthly Period of sales net of cash advances on the Accounts and the denominator of which is the amount of sales net of cash advances during the Related Monthly Period on all VISA and MasterCard accounts owned by RPA Seller; and

          (c) the Allocation Percentage for Finance Charge Receivables with respect to such Monthly Period.

On each Transfer Date, Transferor shall pay to Servicer, and Servicer shall deposit into the Finance Charge Account, in immediately available funds, the amount of Interchange to be so included as Collections of Finance Charge Receivables allocable to the Series 2005-1 Certificates with respect to the Related Monthly Period. Transferor hereby assigns, sets over, conveys, pledges and grants a security interest and lien to Trustee for the benefit of the Series 2005-1 Certificateholders in its security interest in Interchange and the proceeds of Interchange, as set forth in this Section 4.17. In connection with the foregoing grant of a security interest, this Supplement shall constitute a security agreement under applicable law. To the extent that a Supplement or Indenture Supplement for any Series or Note Series (other than Series 2005-1) assigns, sets over, conveys, pledges or grants a security interest in Interchange allocable to the Trust, all Investor Certificates or Notes issued thereunder (except that any such Series or Note Series may be subordinated to the Series 2005-1 Certificates to the extent specified in any such Supplement or Indenture Supplement) and the Series 2005-1 Certificates shall rank pari passu and be equally and ratably entitled in accordance with their respective allocation percentage to the benefits of such Interchange without preference or priority on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Supplement and other Supplements and Indenture Supplements.

SECTION 4.18. FOREIGN ACCOUNTS. So long as any Series 2005-1 Certificates are outstanding, no more than 1% (or any higher percentage as to which the Rating Agency Condition has been satisfied) of the aggregate Principal Receivables as of the most recently ended Monthly Period shall be Receivables arising in Foreign Accounts.

SECTION 4.19. FUNDING ACCOUNT.

          (a) On or prior to the Closing Date, Trustee shall establish and maintain with a Qualified Institution, which may be Trustee, in the name of the Trust, on behalf of the Trust, for the benefit of the Series 2005-1 Certificateholders and the Holder of the Transferor Interest, a segregated trust account (the "Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2005-1 Certificateholders and the Holder of the Transferor Interest. Except as otherwise provided in this Section 4.19, Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Funding Account and in all proceeds thereof. The Funding Account shall be under the sole dominion and control of Trustee for the benefit of the Series 2005-1 Certificateholders and the Holder of the Transferor Interest.

     If at any time the institution holding the Funding Account ceases to be a Qualified Institution, Servicer shall notify Trustee in writing, and the Trustee upon being notified (or Servicer on its behalf) shall, within ten
     (10) Business Days (or such longer period as to which the Rating Agencies may consent) establish a new Funding Account meeting the conditions specified above with a Qualified Institution and shall transfer any cash or any investments to such new Funding Account. Trustee, at the written direction of Servicer, shall (i) make withdrawals from the Funding Account from time to time in an amount up to the Available Funding Account Amount at such time, for the purposes set forth in this Supplement, and (ii) on each Transfer Date prior to termination of the Funding Account, make a deposit into the Funding Account in the amount specified in, and otherwise in accordance with, subsection 4.19(d).

          (b) Funds on deposit in the Funding Account shall be invested at the written direction of Servicer by Trustee in Permitted Investments. Funds on deposit in the Funding Account on any Transfer Date, after giving effect to any withdrawals from and deposits to the Funding Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Business Day.

          On each Transfer Date, the Investment Earnings, if any, accrued since the preceding Transfer Date on funds on deposit in the Funding Account shall be paid to the Holder of the Transferor Interest by Trustee upon written direction of Servicer. For purposes of determining the availability of funds or the balance in the Funding Account for any reason under this Supplement, all such Investment Earnings shall be deemed not to be available or on deposit.

          (c) On the Business Day prior to any Adjustment Date on which the Investor Interest will increase, the Available Funding Account Amount shall be withdrawn from the Funding Account and deposited to the Spread Account to the extent of any Spread Account Deficiency that will exist on such Adjustment Date (calculated by assuming that such increase will occur). On any Adjustment Date on which the Investor Interest will decrease, the Available Funding Account Amount shall be withdrawn from the Funding Account and applied pursuant to Section 4.11(a)(v)(C) to the extent that amounts available pursuant to Section 4.11(a)(v)(A) and (B) are not sufficient to pay the full Reduction Amount. To the extent that amounts on deposit in the Funding Account include Collections of Principal Receivables, such amounts will not be deemed to constitute "amounts on deposit in the Principal Accounts" for purposes of the definition of the Transferor Interest or otherwise included in the calculation of the Transferor Interest and the Transferor Interest shall be calculated as if such amounts had been distributed to Transferor.

          (d) If on any Business Day, after giving effect to any withdrawals from the Funding Account, the Available Funding Account Amount is less than the Designated Funding Account Amount then in effect, Collections shall be deposited into the Funding Account pursuant to subsection 4.03A(b) and subsection 4.07(ii) up to the amount of the Funding Account Deficiency.

          (e) If, after giving effect to all deposits to and withdrawals from the Funding Account on any Business Day, the amount on deposit in the Funding Account exceeds the Designated Funding Account Amount, Trustee, acting in accordance with the instructions of Servicer, shall pay such amounts to the Holder of the Transferor Interest.

 SECTION 4.20. TAXES.

          (a) All payments made by Transferor, Servicer or the Trust under this Supplement, the Loan Agreement, the Fee Letter and the other Transaction Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes or any other tax based upon net income imposed on any Affected Party as a result of a present or former connection between such Affected Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Person having executed, delivered or performed its obligations or received a payment under, or enforced, this Supplement, the Loan Agreement, the Certificate Purchase Agreement or another Transaction Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Affected Party hereunder, the amounts so payable to such Affected Party shall be increased to the extent necessary to yield such Affected Party (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in or pursuant to this Supplement, the Loan Agreement, the Fee Letter or the other Transaction Documents; provided, however, that Transferor shall not be required to increase any such amounts payable to any Affected Party that is not organized under the laws of the United States of America or a state thereof if such Affected Party fails to comply with the requirements of subparagraph (b) of this Section 4.20. Whenever any Non-Excluded Taxes are payable by Transferor, as promptly as possible thereafter Transferor shall send to the Funding Agent for its own account or for the account of such Affected Party, as the case may be, a certified copy of an original official receipt received by Transferor showing payment thereof. If Transferor fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Funding Agent the required receipts or other required documentary evidence, Transferor shall indemnify the applicable Affected Party for any incremental taxes, interest or penalties that may become payable by such Affected Party as a result of any such failure. The agreements in this Section 4.20 shall survive the termination of this Supplement and the Loan Agreement, and the payment of all amounts otherwise payable hereunder or thereunder.

          (b) Each Affected Party that is not incorporated under the laws of the United States of America or a state thereof shall:

               (i) deliver to Transferor and the Trustee two duly completed copies of (A) United States Internal Revenue Service Form-W8-BEN or W8-ECI, or successor applicable form, as the case may be, or (B) an Internal Revenue Service Form W-9, or successor applicable form, as the case may be;

               (ii) deliver to Transferor and the Trustee two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Transferor and the Trustee; and

               (iii) obtain such extension of time for filing and completing such forms or certification as may reasonably be required by Transferor or the Trustee;

     unless in any such case an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Affected Party from duly completing and delivering any such form with respect to it and such Affected Party so advises Transferor. Such Affected Party shall certify (i) in the case of a W8-BEN or W8-ECI, that it is entitled to receive payments under this Supplement and the Certificate Purchase Agreement or the Loan Agreement, as applicable, without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person not incorporated under the laws of the United States of America or a state thereof that is an assignee of an Affected Party shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section 4.20.

     SECTION 7. ARTICLE V OF THE AGREEMENT. Article V of the Agreement shall read in its entirety as follows and shall be applicable only to the Series 2005-1 Certificates:

                                    ARTICLE V

                      DISTRIBUTIONS AND REPORTS TO INVESTOR
                               CERTIFICATEHOLDERS

Section 5.01. DISTRIBUTIONS.

          (a) On each Distribution Date, the Paying Agent shall distribute (in accordance with the certificate delivered by Servicer to Trustee pursuant to subsection 3.04(b)) to each Class A Certificateholder of record on the related Record Date for such Distribution Date (other than as provided in subsection 2.04(e) or Section 12.03 respecting a final distribution) such Class A Certificateholder's pro rata share (based on Class A Certificates held by such Class A Certificateholder) of the amounts on deposit in the Distribution Account payable to the Class A Certificateholders pursuant to
     Article IV by check mailed to each Class A Certificateholder, provided that, so long as the Class A Certificates are held by the Funding Agent, such amount shall be payable by wire transfer in immediately available funds remitted in accordance with written directions from the Funding Agent and received not later than 11:30 a.m., New York time, on the related Distribution Date.

          (b) On each Distribution Date, the Paying Agent shall distribute (in accordance with the certificate delivered by Servicer to Trustee pursuant to subsection 3.04(b)) to the Collateral Interest Holder for such Distribution Date (other than as provided in subsection 2.04(e) or Section
     12.03 respecting a final distribution) the amounts on deposit in the Distribution Account payable to the Collateral Interest Holder pursuant to
     Article IV by check mailed to the Collateral Interest Holder; provided that, so long as the Collateral Interest is held by the Funding Agent, such amount shall be payable by wire transfer in immediately available funds remitted in accordance with written directions from the Funding Agent and received not later than 11:30 a.m., New York time, on the related Distribution Date.

Section 5.02.  CERTIFICATEHOLDERS' STATEMENT.

          (a) Monthly Certificateholders' Statement. On or before the thirteenth calendar day of each month, the Paying Agent shall make available to each Series 2005-1 Certificateholder, the Funding Agent, the Trustee (if the Trustee is not acting as Paying Agent) and each Rating Agency a statement substantially in the form of Exhibit C to this Supplement prepared by Servicer.

          (b) Annual Certificateholders Tax Statement. On or before January 31 of each calendar year, beginning with calendar year 2006, Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2005-1 Certificateholder an annual statement prepared by Servicer substantially in the form of Exhibit C hereto. Such obligations of Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by Trustee pursuant to any requirements of the Internal Revenue Code as in effect from time to time.

          (c) Reports by Trustee. Trustee will make the report referred to in
     Section 5.02(a) (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and other parties to the Agreement via Trustee's internet website, which is presently located at www.bnyinvestorreporting.com. Trustee shall have the right to change the way the report referred to in Section 5.02(a) herein is distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Certificateholders. Trustee shall provide timely and adequate notification to all above parties and to the Certificate holders regarding any such change.

     SECTION 8. SERIES 2005-1 PAY OUT EVENTS. Subject to the last paragraph of this Section 8, the following events are Series 2005-1 Pay Out Events:

          (a) failure on the part of RPA Seller, Servicer, Transferor or the Indenture Transferor (i) to make any payment or deposit required to be made by it by the terms of the Agreement, this Supplement, the Certificate Purchase Agreement, the Loan Agreement or any other Transaction Document on or before the date occurring two (2) Business Days after the date such payment or deposit is required to be made therein or herein or (ii) duly to observe or perform any other of its covenants or agreements set forth in the Agreement, this Supplement, the Certificate Purchase Agreement, the Loan

     Agreement or any other Transaction Document, which failure has a material adverse effect on any Class of the Series 2005-1 Certificates and which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to RPA Seller, Servicer or Transferor by Trustee, or to Servicer, Transferor and Trustee by the Majority Certificateholders or the Funding Agent and which continues to materially and adversely affect the interest of any Class of the Series 2005-1 Certificateholders for such period;

          (b) any representation or warranty made by RPA Seller, Servicer, Transferor or the Indenture Transferor under the Agreement, the Indenture or any supplement to either of them, or any other Transaction Document, or any information contained in a computer file or microfiche list required to be delivered by Servicer, Transferor or the Indenture Transferor pursuant to any Transaction Document, shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to RPA Seller, Servicer or Transferor by the Trustee, or to RPA Seller, Transferor and Trustee by the Majority Certificateholders or the Funding Agent and as a result of which the interests of any Class of the Series 2005-1 Certificateholders are materially and adversely affected and continue to be materially and adversely affected for such period; provided, however, that a Series 2005-1 Pay Out Event pursuant to this subsection (b) shall not be deemed to have occurred hereunder if Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Agreement;

          (c) a failure by Transferor or the Indenture Transferor to convey Receivables arising under Additional Accounts to the Trust pursuant to subsection 2.06(a) of the Agreement, provided that such failure shall not give rise to a Pay Out Event if, prior to the date on which such conveyance was required to be completed, Transferor causes a reduction in the invested amount of any variable funding certificate issued under the Agreement or revolving note issued under the Indenture to occur, so that, after giving effect to that reduction, the Transferor Interest is not less than the Minimum Transferor Interest and the Aggregate Principal Receivables are not less than the Minimum Aggregate Principal Receivables;

          (d) any Servicer Default or any "Servicer Default" under the Indenture shall occur;

          (e) the Portfolio Yield averaged over three consecutive Monthly Periods is less than the Base Rate averaged over such period;

          (f) the Invested Amount shall not be paid in full on the Scheduled Payment Date;

          (g) a default in the payment of any interest on any Series 2005-1 Certificate or any note issued under a Note Series, or in payment of any Facility Fee, in each case when the same becomes due and owing and such default continues for a period of thirty-five (35) days;

          (h) prior to the Series Termination Date, the occurrence of a Trust Pay Out Event as defined in Section 9.01 of the Agreement;

          (i) the Investor Interest is reduced below the Invested Amount on any date and Transferor fails to permanently reduce the Maximum Investor Interest to zero within five (5) Business Days after the Distribution Date on which such event occurs;

          (j) failure by Transferor to grant and maintain a valid first perfected security interest in Receivables in favor of Trustee, or failure by RPA Seller to grant and maintain a valid first perfected security interest in Receivables in favor of Transferor (and Trustee, as its assignee), or failure by Servicer to maintain either of such security interests;

          (k) the Internal Revenue Service or the Pension Benefit Guaranty Corporation files notice of a Lien with regard to any assets of RPA Seller, Servicer or Transferor and such Lien is not released within ten (10) Business Days of the date on which Servicer or Transferor becomes (or should have become) aware of the existence of such Lien, but solely if such Lien can become a Lien on the Receivables which is senior to the interest of Trustee;

          (l) a Change of Control of RPA Seller, Servicer or Transferor shall occur;

          (m) the occurrence of any event which, with the giving of notice or passage of time or both, would give rise to a Pay Out Event under any other Series or Note Series.

then, in the case of any event described in subsection (a), (b), (d), (j), (l) or (m), after the applicable grace period, if any, set forth in such subsections, either Trustee, the Majority Certificateholders or the Funding Agent by notice then given in writing to Transferor and Servicer (and to Trustee if given by the Funding Agent) may declare that a "Series Pay Out Event" with respect to Series 2005-1 (a "Series 2005-1 Pay Out Event") has occurred as of the date of such notice, and, in the case of any event described in subsection
(c), (e), (f), (g), (h) or (i), a Series 2005-1 Pay Out Event shall occur without any notice or other action on the part of Trustee, the Majority Certificateholders or the Funding Agent immediately upon the occurrence of such event. In the event that the Majority Certificateholders or the Funding Agent gives notice to Transferor, Servicer and Trustee that an event described in any of subsection (a), (b), (d), (j), (l) or (m), after the applicable grace period, if any, set forth in such subsection, should be declared to be a Series Pay Out Event, such declaration shall become effective on the tenth (10th) day following receipt of such notice unless the Funding Agent or the Majority Certificateholders, as applicable, has provided a written waiver of such declaration.

     SECTION 9. RESTRICTIONS ON TRANSFER.

(a) For purposes of this Agreement, the Collateral Interest shall be treated as Subject Certificates under Section 6.15. At no time shall the aggregate number of Private Holders with respect to the Collateral Interest exceed 10 or such greater number as to which Transferor shall consent in writing. Any purported transfer, assignment or other conveyance (including any participation) of the Collateral Interest in contravention of the foregoing restriction shall be null and void ab initio and the purported transferor shall continue to be treated as the holder of such Collateral Interest and the purported transferee shall not be recognized as a Collateral Interest Holder by Transferor or Trustee.

(b) The Class A Certificates have not been, and will not be, registered under the Securities Act or any state securities law. No reoffer, resale, pledge (except as provided in the Asset Purchase Agreement) or other transfer of any Class A Certificate or any interest therein or participation thereof subsequent to the initial purchase from Transferor will be made unless such resale or transfer is made pursuant to Rule 144A under the Securities Act to a Person whom the seller of the Certificates reasonably believes is a QIB purchasing for its own account or a QIB purchasing for the account of a QIB, whom the seller has informed, in each case, that the reoffer, resale, pledge or other transfer is being made in reliance on Rule 144A and Transferor delivers a Certificate in the form of Exhibit E hereto. Neither Transferor nor Trustee is obligated to register the Class A Certificates under the Securities Act or to take any action otherwise required under this Agreement or this Series Supplement to permit the transfer of Class A Certificates without registration.

(c) Each Class A Certificate will bear legends substantially in the forms set forth below:

"THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT. NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS UNDER STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN A CERTIFICATE PURCHASE AGREEMENT RELATING HERETO.

THE HOLDER OF THIS CLASS A CERTIFICATE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT ACQUIRING THE CERTIFICATE WITH THE PLAN ASSETS OF AN "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), WHICH IS SUBJECT TO TITLE I OF ERISA, A "PLAN" AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AN ENTITY DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY, OR A GOVERNMENTAL PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (EACH SUCH ENTITY A "BENEFIT PLAN").

THIS CERTIFICATE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO TRUSTEE THAT THE RESTRICTIONS ON TRANSFER SET FORTH ABOVE HAVE BEEN COMPLIED WITH, ALL AS PROVIDED IN THE AGREEMENT."

(d) The Collateral Interest shall be subject to the restrictions on transfer set forth in the Loan Agreement.

     SECTION 10. NONPETITION.

(a) NONPETITION IN FAVOR OF THE TRUST, NOTE TRUST OR TRANSFEROR. Servicer, Trustee and (with respect to the Trust and the Note Trust) Transferor, by entering into this Supplement, and each Series 2005-1 Certificateholder, by accepting an Investor Certificate, hereby covenant and agree that they will not at any time institute against the Trust, the Note Trust or Transferor, or join in any institution against the Trust, the Note Trust or the Transferor of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Certificates, the Agreement or this Supplement; provided, however that nothing herein shall prohibit Trustee from filing proofs of claim or otherwise participating in any such proceedings instituted by any other person.

(b) NONPETITION IN FAVOR OF THE CP VEHICLES. Each of the parties hereto, by entering into this Supplement, covenants and agrees it will not at any time institute against, or join any other Person in instituting against, the CP Vehicles any bankruptcy, reorganization, arrangement, insolvency or liquidation or other similar proceedings under any U.S. federal or state bankruptcy or similar law; provided, however that nothing herein shall prohibit Trustee from filing proofs of claim or otherwise participating in any such proceedings instituted by any other person..

     SECTION 11. MISCELLANEOUS PROVISIONS.

     (a) RATIFICATION OF AGREEMENT. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument. The Collateral Interest Holder and its successors and assigns shall be a third party beneficiary of this Agreement.

     (b) COUNTERPARTS. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     (c) GOVERNING LAW. This Supplement shall be construed in accordance with the laws of the State of Nebraska, without reference to its conflict-of-laws provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the undersigned have caused this Series 2005-1 Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                  FIRST NATIONAL FUNDING LLC, as
                                  Transferor

                                  By First National Funding Corporation, its Managing Member


                                  By   /s/ KARLYN M. KNIERIEM
                                     -------------------------------------------
                                  Name    Karlyn M. Knieriem
                                  Title   Vice President

                                  FIRST NATIONAL BANK OF OMAHA, as Servicer



                                  By   /s/  TIMOTHY D. HART
                                     -------------------------------------------
                                  Name    Timothy D. Hart
                                  Title   Senior Vice President

                                  THE BANK OF NEW YORK, as Trustee



                                  By   /s/  JOHN BOBKO
                                     -------------------------------------------
                                  Name  John Bobko
                                  Title   Vice President








                        SERIES SUPPLEMENT SIGNATURE PAGE

                                    EXHIBIT A

                           FORM OF CLASS A CERTIFICATE


THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT. NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS UNDER STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN A CERTIFICATE PURCHASE AGREEMENT RELATING HERETO.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST FIRST BANKCARD MASTER CREDIT CARD TRUST, A COMMON LAW TRUST ORGANIZED UNDER THE LAWS OF NEBRASKA ("FBMCCT"), FIRST NATIONAL FUNDING CORPORATION, A NEBRASKA BUSINESS CORPORATION ("FNFC"), FIRST NATIONAL FUNDING LLC ("TRANSFEROR"), OR SOLICIT OR JOIN OR COOPERATE WITH OR ENCOURAGE ANY INSTITUTION IN INSTITUTING AGAINST FBMCCT, FNFC OR TRANSFEROR, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATION RELATING TO THE CERTIFICATES, THE POOLING AND SERVICING AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS.

THE HOLDER OF THIS CLASS A CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS A CERTIFICATES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

THE HOLDER OF THIS CLASS A CERTIFICATE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT ACQUIRING THE CERTIFICATE WITH THE PLAN ASSETS OF AN "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), WHICH IS SUBJECT TO TITLE I OF ERISA, A "PLAN" AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AN ENTITY DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY, OR A GOVERNMENTAL PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (EACH SUCH ENTITY A "BENEFIT PLAN").

THIS CERTIFICATE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO TRUSTEE THAT THE RESTRICTIONS ON TRANSFER SET FORTH ABOVE HAVE BEEN COMPLIED WITH, ALL AS PROVIDED IN THE AGREEMENT.

No.                                                       $___________ (Maximum)


                     FIRST BANKCARD MASTER CREDIT CARD TRUST
                                  SERIES 2005-1
                      CLASS A VARIABLE FUNDING CERTIFICATE

                   Each $1,000 minimum denomination represents
                          an Undivided Interest in the
              First Bankcard Master Credit Card Trust Series 2005-1

Evidencing an Undivided Interest in a trust, the corpus of which consists of a portfolio of MasterCard1 and VISA(1) credit card receivables generated or acquired by First National Bank of Omaha and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

(Not an interest in or obligation of Transferor, First National Bank of Omaha or any Affiliate thereof.)

This certifies that ___________________ (the "Class A Certificateholder") is the registered owner of an Undivided Interest in the principal amount of up to $541,500,000 in a trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created and arising in connection with selected MasterCard and VISA credit card accounts (the "Accounts") of First National Bank of Omaha, all moneys due or to become due in payment of the Receivables (including all Finance Charge Receivables), all proceeds of such Receivables, proceeds of credit insurance policies relating to the Receivables, all moneys on deposit in certain bank accounts of the Trust (including, if specified, certain investment earnings thereon), the right to certain amounts received as Interchange with respect to the Accounts, and the other assets and interests constituting the Trust pursuant to a Second Amended and Restated Pooling and Servicing Agreement dated as of October 24, 2002, as amended or supplemented from time to time (the "Pooling and Servicing Agreement"), by and between First National Funding LLC, as Transferor, First National Bank of Omaha, as Servicer, and The Bank of New York, as Trustee (the "Trustee").

Transferor has structured the Pooling and Servicing Agreement and the Series 2005-1 Certificates with the intention that the Series 2005-1 Certificates will qualify under applicable tax law as indebtedness, and Transferor, the Holder of the Transferor Interest, Servicer and each Series 2005-1 Certificateholder, by acceptance of its Series 2005-1 Certificate, agrees to treat and to take no action inconsistent with the treatment of the Series 2005-1 Certificates (or beneficial interest therein) for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income, as indebtedness. Each Series 2005-1 Certificateholder agrees that it will cause any beneficial owner acquiring an interest in a Series 2005-1 Certificate through it to comply with the Pooling and Servicing Agreement as to treatment as indebtedness for certain tax purposes.


-------------------------------
     (1) MasterCard and VISA are registered trademarks of MasterCard International Incorporated and of VISA USA, Inc., respectively.

To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement and the Series 2005-1 Supplement thereto, to which Pooling and Servicing Agreement and the Series 2005-1 Supplement thereto, as amended from time to time, the Class A Certificateholder by virtue of the acceptance hereof assents and by which the Class A Certificateholder is bound.

This Class A Certificate does not represent an obligation of, or an interest in, Transferor or Servicer, and neither the Series 2005-1 Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This Series 2005-1 Certificate is limited in right of payment to certain collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

Unless the certificate of authentication hereon has been executed by or on behalf of Trustee, by manual signature, this Class A Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, First National Funding LLC has caused this Class A Certificate to be duly executed.


                                 FIRST NATIONAL FUNDING LLC, as
                                 Transferor

                                 By   First National Funding Corporation, its
                                      Managing Member


                                 By
                                    -------------------------------------------
                                 Name
                                      -----------------------------------------
                                 Title
                                       ----------------------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                          CERTIFICATE OF AUTHENTICATION

This is the Class A Certificate referred to in the within mentioned Pooling and Servicing Agreement.

                                             THE BANK OF NEW YORK,
                                             as Trustee


                                             By
                                                --------------------------------
                                             Name
                                                  ------------------------------
                                                      Authorized Officer

Date:

                               CLASS A CERTIFICATE


     INITIAL              CLASS A            CLASS A            CLASS A                               CURRENT
     CLASS A             INCREASE           REDUCTION          PRINCIPAL           CLASS A            CLASS A
     INTEREST             AMOUNTS            AMOUNTS           PAYMENTS          CHARGE-OFFS          INTEREST
  $
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

                                    EXHIBIT B

                    FORM OF MONTHLY PAYMENT INSTRUCTIONS AND
                             NOTIFICATION TO TRUSTEE

                     FIRST BANKCARD MASTER CREDIT CARD TRUST
                                  SERIES 2005-1


The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 24, 2002 (the "Pooling and Servicing Agreement") among FNBO, as Servicer, First National Funding LLC, as transferor ("Transferor") and The Bank of New York, as Trustee ("Trustee"), does hereby certify as follows:

            A. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement as supplemented by the 2005-1 Supplement, dated as of October 17, 2005, among Servicer, Transferor and Trustee (as amended and supplemented, the "Supplement").

            B. FNBO is Servicer.

            C. The undersigned is a Servicing Officer of Servicer.

I.    INSTRUCTION TO MAKE A WITHDRAWAL

Pursuant to Section 4.04, Servicer does hereby instruct Trustee (i) to make a withdrawal from the Finance Charge Account (or other Series Account as specified below) on ______________, 200__, which date is a Transfer Date under the Supplement, in an aggregate amount (equal to the Available Finance Charge Collections) as set forth below in respect of the following amounts and (ii) to apply the proceeds of such withdrawal in accordance with subsection 4.04(a):

      A. Pursuant to subsection 4.04(a)(i):

         Class A Monthly Interest Payment for the
         preceding Monthly Period...............................$_______________

         The Class A Facility Fee...............................$_______________

         Class A Interest Shortfall due to
         Class A Certificateholders.............................$_______________

         Class A Default Interest for such
         Distribution Date......................................$_______________

         Class A Default Interest previously due but
         not distributed to Class A Certificateholders..........$_______________

         Total..................................................$_______________

         Benchmark Amount applicable to the Class A
         Certificates for Distribution Date.....................$_______________

         Amount not distributed pursuant to subsection
         4.04(a)(i) due to Benchmark Amount applicable to
         the Class A Certificates...............................$_______________

      B. Pursuant to subsection 4.04(a)(ii):

         Investor Servicing Fee for such Transfer Date, plus
         the amount of any Investor Servicing Fee previously
         due but not distributed to Servicer on a prior
         Transfer Date..........................................$_______________

      C. Pursuant to subsection 4.04(a)(iii):

         Senior Cost Amount for Class A Certificates to be
         deposited to Distribution Account......................$_______________

      D. Pursuant to subsection 4.04(a)(iv):

         CI Monthly Interest Payment for the preceding
         Monthly Period.........................................$_______________

         The CI Facility Fee....................................$_______________

         CI Interest Shortfall due to Collateral Interest
         Holder.................................................$_______________

         CI Default Interest for such Distribution Date.........$_______________

         CI Default Interest previously due but not
         distributed to Collateral Interest Holder..............$_______________

         Total..................................................$_______________

         Benchmark Amount applicable to the Collateral
         Interest for such Distribution Date....................$_______________

         Amount not distributed pursuant to subsection
         4.04(a)(iv) due to Benchmark Amount applicable to
         the Collateral Interest................................$_______________

      E. Pursuant to subsection 4.04(a)(v):

         Other Senior Cost Amount for Collateral Interest to
         be deposited to Distribution Account...................$_______________

      F. Pursuant to subsection 4.04(a)(vi):

         Investor Default Amount to be treated as Available
         Principal Collections..................................$_______________

         Uncovered Dilution Amount for such Distribution
         Date to be treated as Available Principal
         Collections............................................$_______________

      G. Pursuant to subsections 4.04(a)(vii) and (viii):

         The amount of Investor Charge Offs not previously
         reimbursed to be treated as Available Principal
         Collections............................................$_______________

                Class A Charge-offs.............................$_______________
                CI Charge-offs..................................$_______________

      H. Pursuant to subsection 4.04(a)(ix):

         The amount of Reallocated Principal Collections not
         previously reimbursed to be treated as Available
         Principal Collections..................................$_______________

      I. Pursuant to subsection 4.04(a)(x):

         Amounts to be deposited into the Spread Account........$_______________

      J. Pursuant to subsection 4.04(a)(xi):

         Class A amounts not distributed pursuant to
         subsection 4.04(a)(i) because of the proviso and
         which have not been distributed as part of Class A
         Senior Cost Amount.....................................$_______________

      K. Pursuant to subsection 4.04(a)(xii):

         Collateral Interest amounts not distributed
         pursuant to subsection 4.04(a)(iv) because of the
         proviso and which have not been distributed as part
         of Collateral Interest Senior Cost Amount..............$_______________

      L. Pursuant to subsection 4.04(a)(xiii):

         Other amounts payable by Transferor to Funding
         Agent, Certificateholders, Support Providers or
         others to be deposited into the Distribution
         Account................................................$_______________

      M. Pursuant to subsection 4.04(a)(xiv):

         The balance will constitute Excess Finance Charge
         Collections for such Distribution Date.................$_______________

      N. Excess Finance Charge Collections available and
         required to support other Series in Group One..........$_______________

      O. Excess Finance Charge Collections available to
         cover Excess Servicing Fee.............................$_______________

Pursuant to Section 4.04(b) and (c), Servicer does hereby instruct Trustee (i) to make a withdrawal from the Principal Account (or other Series Account specified below) on ________________, 200__, which date is a Transfer Date under the Supplement, in an aggregate amount (equal to the Available Principal Collections) as set forth below in respect of the following amounts and (ii) to apply the proceeds of such withdrawal in accordance with Section 4.04(b) and
(c):

      A. Pursuant to subsection 4.04(b):

         An amount equal to the Funding Account Deficiency
         to be withdrawn from Principal Account and
         deposited into Funding Account.........................$_______________

         An amount equal to the remaining Available
         Principal Collections to be treated as Excess
         Principal Collections and applied in accordance
         with Section 4.08......................................$_______________

      B. Pursuant to subsection 4.04(c)(i):

         During the Amortization Period, an amount equal to
         the Class A Monthly Principal to be withdrawn from
         the Principal Account and deposited to the
         Distribution Account for payment to the Class A
         Certificateholders.....................................$_______________

      C. Pursuant to subsection 4.04(c)(ii):

         During the Amortization Period, after giving effect
         to Clause (B) above, an amount equal to the CI
         Monthly Principal, to be withdrawn from the
         Principal Account and deposited to the Distribution
         Account for payment to the Collateral Interest
         Holder.................................................$_______________

      D. Pursuant to subsection 4.04(c)(iii):

         An amount equal to the other amounts payable by
         Transferor to Funding Agent, Certificateholders,
         Support Providers or others to be deposited into
         the Distribution Account...............................$_______________

      E. Pursuant to subsection 4.04(c)(iv):

         Available Principal Collections, if any, remaining
         after giving effect to Clauses (B) through (D)
         above, to be treated as Excess Principal Collections
         and applied in accordance with Section 4.08............$_______________


Pursuant to Section 4.06, Servicer does hereby instruct Trustee (i) to make a withdrawal from the Principal Account on ___________, 200__ which date is a Distribution Date under the Supplement, in an aggregate amount not to exceed the Monthly Principal Reallocation Amount as set forth below in respect of the following amounts and to deposit such funds to the Distribution Account, and
(ii) to apply the proceeds of such withdrawal in accordance with Section 4.06:

         Reallocated Principal Collections to fund any
         deficiency in the amount payable pursuant to
         subsection 4.04(a)(i)..................................$_______________

         Reallocated Principal Collections to fund any
         deficiency in the amount payable pursuant to
         subsection 4.04(a)(ii).................................$_______________

Pursuant to Section 4.09, Servicer does hereby instruct Trustee to deposit interest and earnings on the funds on deposit in the Principal Account, the Finance Charge Account and the Distribution Account to an account designated by
Servicer:

          Earnings on Principal Account, Finance Charge
          Account and Distribution Account to the order of
          Servicer..............................................$_______________

Pursuant to Section 4.12(c), Servicer does hereby instruct Trustee to withdraw from the Spread Account an amount equal to a deficiency in the aggregate amount of Available Finance Charge Collections available to make the deposit required pursuant to Section 4.04(a)(iv), up to the Available Spread Account Amount, in the following amount.

                                                                $_______________

[Pursuant to Section 4.12(d), Servicer does hereby instruct Trustee to withdraw from the Spread Account an amount equal to the Collateral Interest Invested Amount, up to the Available Spread Account Amount, in the following amount.]

                                                                $_______________

[Pursuant to Section 4.12(e), Servicer does hereby instruct Trustee to withdraw from the Spread Account an amount equal to the Invested Amount, up to the Available Spread Account Amount, in the following amount.]

                                                                $_______________

Pursuant to Section 4.19(c), Servicer does hereby instruct Trustee to withdraw from the Funding Account an amount equal to [the amount of any Spread Account Deficiency that will exist on the applicable Adjustment Date] [the amount required pursuant to Section 4.11(a)(v)(C) in connection with a decrease in the Invested Amount in excess of amounts available pursuant to Section 4.11(a)(v)(A) and (B)].

                                                                $_______________

II.   INSTRUCTIONS TO MAKE CERTAIN PAYMENTS

Pursuant to Section 5.01, Servicer does hereby instruct Trustee or Paying Agent, as the case may be, to pay in accordance with Section 5.01 from the Distribution Account on _________________, which date is a Distribution Date under the Supplement, the following amounts:

      A.  Pursuant to subsection 5.01(a):

      (1) To the Class A Certificateholder, the amounts on
          deposit in the Distribution Account that are
          allocated and available on such Distribution Date
          to pay interest (including the Class A Facility
          Fee) on the Class A Certificates pursuant to the
          Supplement............................................$_______________

      (2) To the Class A Certificateholder, the amounts on
          deposit in the Distribution Account that are
          allocated and available on such Distribution Date
          to pay principal of the Class A Certificates
          pursuant to the Supplement............................$_______________

      B.  Pursuant to subsection 5.01(b):

      (1) To the Collateral Interest Holder, the amounts on
          deposit in the Distribution Account that are
          allocated and available on such Distribution Date
          to pay interest (including the CI Facility Fee) on
          the Collateral Interest pursuant to the Supplement....$_______________

      (2) To the Collateral Interest Holder, the amounts on
          deposit in the Distribution Account that are
          allocated and available on such Distribution Date
          to pay principal of the Collateral Interest
          pursuant to the Supplement............................$_______________

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this _________ day of ___________________, 200__.


                                        FIRST NATIONAL BANK OF OMAHA,
                                        as Servicer



                                        By
                                           -------------------------------------
                                        Name
                                             -----------------------------------
                                        Title
                                              ----------------------------------

                                    EXHIBIT C

                  FORM OF MONTHLY REPORT TO CERTIFICATEHOLDERS


              FIRST BANKCARD MASTER CREDIT CARD TRUST SERIES 2005-1
                        MONTHLY PERIOD ENDING: __________

The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Second Amended and Restated Pooling and Servicing Agreement dated as of October 24, 2002 (as amended, the "Pooling and Servicing Agreement") by and between FNBO, as Servicer, First National Funding LLC, as Transferor, and The Bank of New York, as trustee ("Trustee"), does hereby certify as follows:

(a) The Pooling and Servicing Agreement has been supplemented by the Series 2005-1 Supplement, dated as of October 17, 2005, by and among Servicer, Transferor and Trustee. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement, as so supplemented. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement. This Certificate is delivered pursuant to Section 3.04 of the Pooling and Servicing Agreement.

(b) FNBO is the Servicer under the Pooling and Servicing Agreement.

(c) The undersigned is a Servicing Officer.

(d) The date of this Certificate is the Determination Date relating to the _______________ Distribution Date (the "Distribution Date").

(e) To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                         [If applicable, insert "None"]

(f) To the knowledge of the undersigned, no Series 2005-1 Pay Out Event and no Trust Pay Out Event has occurred except as described below:

                         [If applicable, insert "None"]

(g) As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount.

A. INFORMATION REGARDING THE PERFORMANCE OF THE RECEIVABLES

   1.  Principal Receivables
       (a) Beginning of Monthly Period Principal Receivables     _______________
       (b) End of Monthly Period Principal Receivables           _______________
       (c) Average Principal Receivables                         _______________

   2.  (a) End of Monthly Period Trust Receivables               _______________
       (b) End of Monthly Period Total Outstanding
           Notes/Certificates                                    _______________
       (c) Minimum Transferor Interest (7% of (b))               _______________
       (d) Total Transferor Interest ((a) minus (b))             _______________

   3.  Delinquent Balances

           Delinquency                 Aggregate Account        Percentage of
            Category                        Balance           Total Receivables
--------------------------------------------------------------------------------

       (a) 30 to 59 days             ___________________________________________
       (b) 60 to 89 days             ___________________________________________
       (c) 90 to 119 days            ___________________________________________
       (d) 120 to 149 days           ___________________________________________
       (e) 150 or more days          ___________________________________________
               Total:                ___________________________________________

   4.  Aggregate amount of Collections                           _______________

       (a) Total Collections                                     _______________
       (b) Total Collections of Principal Receivables            _______________
       (c) Total Collections of Finance Charge Receivables       _______________
       (d) Aggregate Allocation Percentages for Outstanding
           Series                                                _______________
       (e) Aggregate Allocation Percentage of Collections of
           Principal Receivables                                 _______________
       (f) Aggregate Allocation Percentage of Collections of
           Finance Charge Receivables                            _______________
       (g) Principal payment rate                                _______________

   5. Aggregate amount of Principal Receivables in Accounts which became Defaulted Accounts during the Monthly Period _______________

   6.  Calculation of Interchange allocable to FNBO for the
       Monthly Period                                            _______________

       (a) Sales net of cash advances during the Monthly Period
           on all FNBO MasterCard and VISA(1) accounts           _______________

       (b) Sales net of cash advances during the Monthly Period
           on Accounts designated to the Trust                   _______________

       (c) Total amount of Interchange paid or payable to FNBO
           with respect to the Monthly Period                    _______________


----------------------------
(1) MasterCard and VISA are registered trademarks of MasterCard International Incorporated and of VISA USA, Inc., respectively.

       (d) Amount of Interchange allocable to Series 2005-1
           with respect to the Monthly Period ([c]
           multiplied by [b/a] multiplied by the Allocation
           Percentage for Finance Charge Collections)            _______________

       (e) Servicer Interchange amount (1.5% of Invested
           Amount at end of prior Monthly Period)                _______________

       (f) Adjustment to Investor Service Fee (excess of (e)
           over (d))                                             _______________

   7.  The aggregate amount of Collections of Finance Charge
       Receivables for the Trust for the Monthly Period
       (a) Interchange                                           _______________
       (b) Recoveries                                            _______________
       (c) Finance Charges and Fees                              _______________
       (d) Discount Option Receivables                           _______________
           Total                                                 _______________

   8.  Aggregate Uncovered Dilution Amount for the Monthly
       Period                                                    _______________

B. INFORMATION REGARDING THE SERIES 2005-1 CERTIFICATES

   1.  Investor Interest at the close of business on the
       prior Distribution Date                                   _______________
       (a) Reductions due to Investor Charge-Offs (including
           Uncovered Dilution Amounts) to be made on the
           related Distribution Date                             _______________
       (b) Reimbursements to be made on the related
           Distribution Date from Available Finance Charge
           Collections                                           _______________
       (c) Investor Interest at the close of business on the
           Distribution Date                                     _______________

   2.  Invested Amount at the close of business on the
       related Distribution Date                                 _______________
       (a) Class A Invested Amount                               _______________
       (b) Collateral Interest Invested Amount                   _______________
                Total Invested Amount                            _______________

   3.  Allocation Percentages for the Monthly Period             _______________
       (a) Principal Collections                                 _______________
       (b) Finance Charge Collections                            _______________
       (c) Default Amounts                                       _______________

   4.  Investor Principal Collections processed during the
       Monthly Period and allocated to the Series                _______________

   5.  Excess Principal Collections available from other
       Group I Series allocated to the Series                    _______________

   6.  Aggregate amounts treated as Available Principal
       Collections pursuant to subsections 4.04(a)(vi),
       (vii) and (viii) of the related Supplement                _______________

   7.  Reallocated Principal Collections (up to the Monthly
       Principal Reallocation Amount) applied pursuant to
       Section 4.06 of the related Supplement                    _______________

   8.  AVAILABLE PRINCIPAL COLLECTIONS (4+5+6-7)                 _______________

   9.  Investor Finance Charge Collections (including
       Interchange and Recoveries) processed during the
       Monthly Period                                            _______________

   10. Excess Finance Charge Collections from Group I
       allocated to the Series                                   _______________

   11. Excess amounts from Spread Account to be treated as
       Available Finance Charge Collections pursuant to
       Section 4.12(g) of the related Supplement                 _______________

   12. AVAILABLE FINANCE CHARGE COLLECTIONS (9+10+11)            _______________

   13. Distributions of principal and interest to
       Certificateholders on the Distribution Date:
       (a) Class A Certificateholders                            _______________
       (b) Collateral Interest Holder                            _______________

   14. Distributions of principal to Certificateholders on
       the Distribution Date:
       (a) Class A Certificateholders                            _______________
       (b) Collateral Interest Holder                            _______________

   15. Distributions of interest to Certificateholders on
       the Distribution Date:
       (a) Class A Certificateholders                            _______________
       (b) Collateral Interest Holder                            _______________

   16. The aggregate amount of all Principal Receivables in
       Accounts which became Defaulted Accounts during the
       Monthly Period which were allocated to the Series
       (a) Default Amount                                        _______________
       (b) Allocation Percentage (B.3.(c) above)                 _______________
           Total Investor Default Amount (a x b)                 _______________

   17. The aggregate amount of Uncovered Dilution Amount allocated to the Series for the Monthly Period

       (a) Dilutions not covered by Transferor                   _______________
       (b) Series Allocation Percentage (as defined in the
           related Supplement)                                   _______________
       (c) Total Uncovered Dilution Amount                       _______________

   18. The aggregate amount of Investor Charge-Offs
       (including any Uncovered Dilution Amount not covered
       by the Transferor) for the Monthly Period                 _______________

   19. Investor Servicing Fee for the Monthly Period payable
       to the Servicer (after adjustment for Servicer
       Interchange shortfall, if any)                            _______________

   20. Interest Rate for the Monthly Period
       (a) Class A Certificate Interest Rate                     _______________
       (b) CI Interest Rate                                      _______________

C. QUARTERLY NET YIELD

   1.  Base Rate for the Monthly Period                          _______________
   2.  Portfolio Yield for the Monthly Period (See
       "Portfolio Yield" definition which is adjusted for
       Investor Default Amount and Uncovered Dilution
       Amount) (a minus b)                                       _______________
       (a) Gross portfolio yield          ____________%
       (b) Gross default rate             ____________%
   3.  Net Yield for the Monthly Period (Portfolio Yield
       MINUS Base Rate)                                          _______________
   4.  Quarterly Net Yield for the related Distribution Date     _______________

D. INFORMATION REGARDING THE SPREAD ACCOUNT

   1.  Opening Available Spread Account Amount on the
       Distribution Date for the Monthly Period                  _______________

   2.  Aggregate amount required to be withdrawn pursuant to
       Section 4.12(c) of the related Supplement for
       distribution to Collateral Interest Holder                _______________

   3.  Aggregate amount required to be withdrawn pursuant to
       Section 4.12(d) of the related Supplement plus
       Investment Earnings credit to the Spread Account for
       distribution in reduction of the Collateral Interest
       Invested Amount                                           _______________

   4.  Aggregate amount required to be withdrawn pursuant to
       Section 4.12(e) of the related Supplement for
       distribution in reduction of the Collateral Interest
       Invested Amount                                           _______________

   5.  Spread Account Percentage for the Distribution Date
       for the Monthly Period                                    _______________

   6.  Closing Required Spread Account Amount for the
       Distribution Date for the Monthly Period                  _______________

   7.  Amount on deposit in Spread Account after required
       withdrawals on the Distribution Date for the Monthly
       Period (1-(2+3+4))                                        _______________

   8.  Spread Account Deficiency, if any [(6 MINUS 7)]           _______________

   9.  Amounts deposited pursuant to Section 4.04(a)(x) of
       the related Supplement                                    _______________

   10. Remaining Spread Account Deficiency, if any [(8 MINUS 9)] _______________

IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the ________ day of __________________, _______.

                                        FIRST NATIONAL BANK OF OMAHA,
                                        Servicer



                                        By
                                           -------------------------------------
                                        Name
                                            ------------------------------------
                                        Title
                                             -----------------------------------

                                    EXHIBIT D

                     FORM OF MONTHLY SERVICER'S CERTIFICATE
                          FIRST NATIONAL BANK OF OMAHA

             FIRST BANKCARD MASTER CREDIT CARD TRUST, SERIES 2005-1


The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 24, 2002, as supplemented by the Series 2005-1 Supplement, dated as of October 17, 2005 (the "Pooling and Servicing Agreement"), by and between FNBO, as Servicer, First National Funding LLC ("FNFL"), as Transferor, and The Bank of New York, as trustee (the "Trustee"), does hereby certify that:

1. FNBO is, as of the date hereof, Servicer under the Pooling and Servicing Agreement.

2.    The undersigned is a Servicing Officer of Servicer.

3. This Certificate relates to the Distribution Date occurring on _______________, 200__.


4. As of the date hereof, to the best knowledge of the undersigned, Servicer has performed in all material respects all of its obligations under the Pooling and Servicing Agreement through the Monthly Period preceding such Distribution Date [or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default, (ii) the action taken by Servicer, if any, to remedy such default and (iii) the current status of each such default]; if applicable, insert "None".

5. As of the date hereof, to the best knowledge of the undersigned, no Pay Out Event, Event of Default, Servicer Default or Cap Increase Event occurred on or prior to such Distribution Date.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this _______ day of _______________, 200__.

                                        FIRST NATIONAL BANK OF OMAHA, as
                                        Servicer



                                        By
                                           -------------------------------------
                                        Name
                                             -----------------------------------
                                        Title
                                              ----------------------------------

                                    EXHIBIT E

                         FORM OF INVESTOR CERTIFICATION


                                     [DATE]

The Bank of New York
  as Trustee
2 North LaSalle Street
Suite 1020
Chicago, IL  60602
Attention:  Corporate Trust Division

Re:   First Bankcard Master Credit Card Trust, Series 2005-1

Ladies and Gentlemen:

In connection with our proposed purchase of $_________ in principal amount of First Bankcard Master Credit Card Trust, Series 2005-1 Class A Variable Funding Certificates (the "Certificates"), we confirm that:

1. We agree to be bound by the restrictions and conditions set forth in the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 24, 2002, as supplemented by the Series 2005-1 Supplement thereto, dated October 17, 2005 (collectively, the "Pooling and Servicing Agreement"), each by and among First National Bank of Omaha, as Servicer, First National Funding LLC, as Transferor, and The Bank of New York, as Trustee (the "Trustee"), and agree to be bound by, and not reoffer, resell, pledge or otherwise transfer (any such act, a "Transfer"), the Certificates except in compliance with such restrictions and conditions.

2. We understand that the Certificates have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law and agree that the Certificates may be reoffered, resold, pledged or otherwise transferred only in compliance with the Securities Act and other applicable laws and only to a person that we reasonably believe is a qualified institutional buyer within the meaning of Rule 144A (a "QIB") purchasing for its own account or a QIB purchasing for the account of a QIB, whom we have informed, in each case, that the reoffer, resale, pledge or other transfer is being made in reliance on Rule 144A.

3. We are [a QIB purchasing for our own account] [a QIB purchasing for the account of a QIB]. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any account for which we are acting are each able to bear the economic risk of our or its investment.

4. We are acquiring the Certificates purchased by us for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We hereby agree that we will not resell or otherwise transfer the Certificates or any interest therein unless the purchaser thereof provides or has provided to the addressee hereof a letter substantially in the form hereof. We further understand that, on any proposed resale, pledge or transfer of any Certificates, we will be required to furnish to the Trustee and the Registrar such certification and other information as the Trustee or the Registrar may reasonably require to confirm that the proposed sale complies with the foregoing restrictions and with the restrictions and conditions of the Certificates and the Pooling and Servicing Agreement pursuant to which the Certificates were issued. We further understand that Certificates purchased by us will bear a legend to the foregoing effect.

5. We are not (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity, or (v) a person investing "plan assets" of any such plan (including, for purposes of clauses (iv) and (v), any insurance company general account, but excluding any entity registered under the Investment Company Act of 1940, as amended).

6. We further understand that, on any proposed resale, pledge or transfer of any Certificates, we will be required to furnish to Trustee and the Registrar such certification and other information as Trustee or the Registrar may reasonably require to confirm that the proposed sale complies with the foregoing restrictions and with the restrictions and conditions of the Certificates and the Pooling and Servicing Agreement pursuant to which the Certificates were issued. We further understand that Certificates purchased by us will bear a legend to the foregoing effect.

7. The person signing this letter on behalf of the ultimate beneficial purchaser of the Certificates has been duly authorized by such beneficial purchaser of the Certificates to do so, and this letter has been duly executed and delivered and constitutes the legal, valid and binding obligation of the purchaser, enforceable against the purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally and general principles of equity.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [NAME OF PURCHASER]


                                        By
                                           -------------------------------------
                                        Name
                                             -----------------------------------
                                        Title
                                              ----------------------------------


                                       E-2